UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as
permitted by Rule 14c-5 (d)(2))

☐	Definitive Information Statement

Ceragenix Pharmaceuticals, Inc.

(Name of Registrant As Specified in Charter)

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☒	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:
Common Stock

2)	Aggregate number of securities to which transaction applies:
1,000

3)	Per unit price or other underlying value of transaction computer pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
$1,453,298.00

4)	Proposed maximum aggregate value of transaction:
$1,453,298.00

5)	Total fee paid with filing of initial preliminary information statement on November 21, 2005:
$290.66

☐	Fee paid previously with preliminary materials.

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CERAGENIX PHARMACEUTICALS, INC.

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Stockholders:

Notice is hereby given that we received the written consent, in lieu of a meeting of stockholders, from the holder of a majority of our outstanding voting stock, approving the sale of one of our wholly-owned subsidiaries, Global Alaska Industries, Inc. (“GAI”).  Trans Alaska Holdings, Inc., an Alaska corporation, will purchase all of our interest in GAI.  Trans Alaska Holdings will pay $100 cash for the shares of GAI and will assume all of its liabilities.  As of September 30, 2005, GAI’s liabilities exceeded its assets by approximately $1.5 million.  Under Delaware law, the sale of GAI may be deemed to be a sale of substantially all of our assets.

You are encouraged to read the attached Information Statement for further information regarding these actions.

This is not a notice of a meeting of stockholders and no stockholders’ meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended.

By Order of the Board of Directors

/s/ Steven S. Porter
Steven S. Porter, Chief Executive Officer

Ceragenix Pharmaceuticals, Inc.
1444 Wazee Street, Suite 210
Denver, Colorado 80202
(720) 946-6440

January      , 2006

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed or furnished to stockholders on or about January       , 2006 and the transaction described herein will not become effective until 20 days thereafter.  We will pay all costs associated with the preparation and distribution of this Information Statement, including all mailing and printing expenses.  We will also, upon request, reimburse brokers, banks and similar organizations for reasonable out-of-pocket expenses incurred in forwarding this Information Statement to their clients.

Introduction

Ceragenix Pharmaceuticals, Inc. acts as a holding company with two subsidiaries: Ceragenix Corporation and Global Alaska Industries, Inc. (“GAI”).  On June 23, 2005, our Board of Directors authorized management to pursue the sale of GAI and its wholly-owned operating subsidiary, Alaska Bingo Supply, Inc. (“ABSI”).  On September 28, 2005, we entered into a definitive agreement to sell our ownership of GAI, and its wholly-owned subsidiary, ABSI, to Trans Alaska Holdings, Inc., an unaffiliated third party (“Buyer”).  On October 3, 2005, Osmotics Corporation, which held approximately 90% of our outstanding voting stock, approved the sale of GAI to the Buyer by written consent in accordance with the requirements of the Delaware General Corporation Law.  The action by Osmotics Corporation to approve the sale of GAI was directed by its board of directors.  The directors of Osmotics Corporation were Steven Porter, Carl Genberg, Francine Porter, Edward Lewis and Richard Hartigan.  Mr. Porter serves as our Chairman and chief executive officer and Mr. Genberg is a senior vice president of our company.

As a result of the agreement, the Buyer will acquire all of the assets and assume all of the liabilities of GAI and its operating subsidiary, ABSI.  As of September 30, 2005, the liabilities of ABSI exceeded its assets by approximately $1.5 million.  Effective September 30, 2005, the Buyer assumed operational control and responsibility for all liabilities and obligations of GAI.  We expect to close this transaction on the first business day following the twentieth (20th) day after we mail this Information Statement.

Summary Term Sheet of Stock Purchase Agreement

•                                          In September 2005, we entered into an agreement to sell our interest in one of our two operating subsidiaries, GAI, to an unaffiliated third party. (See pages 20 and 34)

•                                          Under Delaware law, this sale may represent the sale of substantially all of our assets. (See page 23)

•                                          The Buyer is controlled by two of our shareholders who collectively own less than 5% of our common stock.  (See page 20)

•                                          As a result of this transaction, we are now exclusively engaged in developing our pharmaceutical technologies. (See pages 4 through 18)

•                                          The Buyer will pay $100 cash and assume all liabilities of GAI, which exceed the value of its assets by approximately $1.5 million. We will not receive any additional consideration in the transaction.  (See page 24)

•                                          As of September 30, 2005, operations of GAI have been and are now being conducted by the Buyer. (See page 24)

•                                          Our Board of Directors has unanimously approved the transaction and our principal shareholder, Osmotics Corporation, who owned approximately 90% of our issued and outstanding shares at the time has approved the transaction by written consent. No further corporate approvals are necessary under Delaware law. (See page 23)

BUSINESS OF CERAGENIX PHARMACEUTICALS, INC.

As the sale of GAI is pending, its operations are being conducted by the Buyer and its financial results are no longer consolidated with our financial results.  We are now engaged exclusively in the pharmaceutical business through our operating subsidiary, Ceragenix Corporation.  Accordingly, references to “we” and “company” in this Section and in Management’s Discussion and Analysis of Financial Condition and Operating Results refer to our sole remaining operating subsidiary, Ceragenix Corporation.

We are a development stage pharmaceutical company focused on prescription products for dermatology and infectious disease. We have two base technology platforms each with multiple applications: barrier repair and cationic steroid molecules. The barrier repair platform represents near term revenue opportunities for prescription skin care products to treat an assortment of skin disorders all characterized by a disrupted skin barrier. Our cationic steroid technology has shown antibiotic, antiviral and anti-cancer properties in vitro and represents a mid and long-term revenue opportunity.

We have licensed patents from the Regents of the University of California for a technology that is a specific combination of ceramides, cholesterol and fatty acids which is able to create a human identical skin barrier and thus provide patients with a normal skin barrier function. This patented “barrier repair technology” is the invention of Dr. Peter Elias the author of over 400 peer- reviewed journal articles. Dr. Elias is a member of our management team as Chief Scientific Officer. We will use this barrier repair technology to formulate two prescription products: Epiceram™ and Neoceram™.

Epiceram™ is intended for use as primary or adjunct therapy for the treatment of various dermatoses, including atopic dermatitis (eczema), radiation dermatitis, end stage renal disease associated pruritus and adjunct therapy for pre-cancerous skin lesions (actinic keratoses). All of these conditions share in common a defective or incomplete skin barrier and current therapies are viewed as either lacking or in need of improvement. We filed our 510(k) application for Epiceram™ in September 2005 and are awaiting marketing clearance from the

FDA. The 510(k) filing is necessary to obtain approval for us to market our first planned product as a medical device. See our related discussion under Regulatory Matters below.

Our second planned product is Neoceram™, a pediatric barrier repair cream. Neoceram™ is intended for use to reduce excessive water loss through the fragile skin of premature infants. There are over 72,000 infants born prematurely each year in the United States. Infants born early enter the world without fully formed skin barriers. As lung surfactant therapy has pushed back the age of viability to 23 weeks of gestational age, the lack of an adequate skin barrier is now of critical importance to morbidity and mortality in this at-risk population. We believe that by providing the topical equivalent of a skin barrier that these infants will develop more rapidly, be at lower risk for bacterial infections and sepsis and spend less time in the neonatal intensive care unit thereby significantly reducing the costs incurred by the health care system to care for these infants. We plan to file our 510(k) application for Neoceram™ after receiving clearance for Epiceram™.

In May 2004, we entered into a worldwide exclusive licensing agreement with Brigham Young University covering the composition of matter and use of a broad class of small, positive charged, molecule compounds that have shown antibiotic, antiviral and anti-cancer activity. These patented compounds mimic the activity of the naturally occurring antimicrobial peptides that form the body’s innate immune system. The compounds are electrostatically attracted to bacteria, viruses, and certain lines of cancer that all share in common the presence of negatively-charged phospholipids on their cell membrane surfaces. The compounds induce apoptosis by rapid depolarization of the cell membranes (tear the cell walls apart). Further, unlike most antibiotics which are bacteriastatic (prevents the reproduction of bacteria cells), the compounds are bacteriacidal (kill the bacterial cells). Additionally, while other efforts to duplicate the naturally occurring antimicrobial peptides have proven not to be commercially viable, these compounds are not peptides but rather cationic steroids that are far simpler, more stable and inexpensive to produce in bulk quantities. The inability to cost effectively produce large quantities of synthetically derived antimicrobial peptides has been one of the major obstacles in the effort to commercialize such compounds.

Planned Market and Products

As noted above, we have two platform technologies; barrier repair and cationic steroid molecules. Barrier Repair represents near term revenue opportunities. This technology can be utilized in many niche markets where the underlying cause of the skin disorder is a defective or incomplete barrier. Many of these disorders have no current treatment or in some cases, our product can be used as adjunct therapy to treat the side effects from the primary therapy. Two products (Epiceram™ and Neoceram™) will be launched to penetrate the following markets:

Epiceram™

Atopic Dermatitis—Commonly known as eczema, it is estimated that 15 million Americans suffer from this disease. It is the leading skin disease of childhood and 65% of those affected show clinical symptoms by 6 months of age. The skin becomes extremely itchy and inflamed, causing redness, swelling, cracking and scaling. The skin can become so severely irritated, patients often scratch themselves until they bleed, leading to a secondary infection. Histological analysis of the skin of persons with eczema reveals a global deficiency in epidermal lipids (ceramides, cholesterol and essential fatty acids) with a marked deficiency of ceramides. This lack of epidermal lipids leads to a defective skin barrier as these are the ingredients that form the lipid bilayers critical to maintaining healthy skin. Normalizing the barrier is the key to successful treatment. Dr. Elias’s work has shown that topical application of an optimal molar ration of these epidermal lipids can correct the skin barrier abnormality. We believe that Epiceram™ will greatly reduce skin irritation. While there are multiple products and treatments for eczema, we have the distinct advantage of not being an immune system suppressant or steroid, both of which have undesirable side effects.

Radiation Dermatitis—It is estimated that 700,000 patients a year develop some degree of radiation dermatitis in the U.S. as the result of radiation therapy. It is an acute phenomenon that correlates with the disruption of the skin’s barrier function. The result is an increase in the risk of infection, discomfort and pain, which in some cases may necessitate the interruption of treatment to allow for healing. This can compromise the final outcome of cancer therapy. We believe that there is no current effective treatment for radiation dermatitis. We believe that Epiceram™ will reduce the incidence and severity of radiation dermatitis.

Pruritus (End Stage Renal Disease)—It is estimated that 400,000 Americans a year undergo treatment at hemodialysis centers for End Stage Renal Disease. This patient population is growing rapidly (as the baby boomers age) and is expected to reach 600,000 by 2010. It is estimated that as many as 70% of these patients suffer from a severe itch (also known as pruritus). The prevalence of itch increases with deteriorating renal function but does not improve significantly with dialysis. The pruritus is independent of the duration of dialysis or cause of renal failure. Recent research has shown a direct correlation between poor skin barrier function and severe itch. Based on this research, we believe that use of Epiceram™ will repair the defective skin barriers, improve skin texture and reduce itch. We do not believe there is a current effective treatment for this condition.

Actinic Keratoses—Actinic Keratoses are a common, potentially serious pre-cancerous skin condition characterized by rough, red, scaly patches, crusts or sores measuring anywhere from one-quarter to one-inch in diameter. It is estimated that 800,000 patients a year are treated in the U.S. for these pre-cancerous skin lesions. According to the January 2004 issue of the Dermatology Times, Actinic Keratoses is now the third most common diagnosis in dermatology offices and the incidence is rising with the aging baby boomer population. A standard form of treatment consists of a topical chemotherapy (e.g., 5-FU) application. A side effect of the treatment is a severe burning sensation and/or itching at the site immediately following application and severe dermal ulceration that can be disfiguring. This results in a reduction in patient compliance. While cure rates exceed 90% with 100% patient compliance, the failure rate can reach 60% when the patient is not compliant. We believe that using Epiceram™ as adjunct therapy will reduce skin irritation without compromising clinical efficacy thereby increasing patient compliance.

Neoceram™

It is estimated that 72,000 infants a year are born in the U.S under 32 weeks of gestational age. Infants under 32 weeks lack a fully developed skin barrier. Pre-term infants spend an average of 60 days in the neonatal intensive care unit at a substantial cost to the hospitals. The lack of a fully formed barrier increases the risk of infections (sepsis) and other medical complications due to excessive transepidermal water loss. Pre-term infants who develop sepsis (25%) spend an additional 19 days in the neonatal intensive care unit. Neonatal intensive care units receive capitated payments for treating premature infants so any reduction in the length of stay positively affects the institution’s profitability. We believe that Neoceram™ may provide a human identical skin barrier, thereby reducing infection rates and lengths of stays, resulting in an overall reduction in health care costs. We believe that there is no effective competitive treatment.

Cationic Steroid Molecules

Our cationic steroid molecule compounds provide both a near term and longer term revenue opportunity. Extensive preclinical testing has shown that the lead compound, CSA-13, is highly effective at clinically relevant concentrations against a broad spectrum of bacterial infections including multi-drug resistant organisms such as Pseudomonas, MRSA and VRSA. Further, preliminary testing has shown that these compounds may be developed as an antibiotic coating for medical devices such as catheters, stents, shunts and implantable joint replacements.

Our primary near-term focus will be on the development of the lead compound as part of a novel antimicrobial coating for medical devices such as catheters and seeking licensing opportunities for this application with leading medical device manufacturers who have a substantial presence in the market. We also plan to pursue preclinical work for applications in infectious diseases. Such applications could include, but are not limited to, topical antibiotics. However, given the broad applications of the molecule, we may partner with third parties to explore other potential conditions which may or may not relate to dermatology or medical coatings.

Regulatory Matters

We submitted our 510(k) application for Epiceram™ with the FDA in September 2005. This represents the second 510(k) submission we have made for Epiceram. We withdrew our previous submission in June 2005 as a result of informal conversations with the FDA. Based on those conversations, we removed certain botanical antioxidants from the formulation of Epiceram™ as we believed the presence of those ingredients was causing concern to the FDA and would subject us to a more lengthy and costly approval path. Consequently, our most recent submission represents a reformulated version of Epiceram™ and one we believe mitigates the FDA’s previous concerns.  On November 22, 2005, we received a comment letter from the FDA requesting clarification and/or additional information related to our submission.  We filed our response on January 16, 2006.

In order to market our planned products, we must receive clearance from the FDA. Prescription products can be cleared as either medical devices or new drugs. The clearance process for medical devices is typically shorter and less expensive than for a new drug. Within the medical device category, there are two approval paths; 510(k) or pre-market approval (“PMA”). Typically, the 510(k) path is shorter and less expensive than the PMA. The 510(k) process is an abbreviated approval process. Typically, a 510(k) process does not require clinical studies.

The FDA determines whether a product is a drug or device based on its primary mode of action. If a product is determined to be a device, in order to qualify for the 510(k) process, it must be demonstrated that the product is substantially equivalent to a previously approved device. If a product is determined to be a device, but not substantially equivalent to a previously approved device, then it would be subject to the PMA. A PMA application requires clinical studies and the approval time is longer (typically one to two years from filing). If the FDA were to determine that Epiceram™ is a drug, then the approval process would be lengthy and expensive. The approval process for new drugs, even a topical drug, can take a number of years and cost multiple millions of dollars.

We believe that Epiceram™ is a device based on its primary mode of action. We also believe there are several previously approved devices which are substantially equivalent to Epiceram™. Accordingly, we believe that the 510(k) application is the appropriate path for approval. However, there is no assurance that the FDA will reach the same conclusion. We have not received any indication from the FDA as to whether they agree with our conclusion that Epiceram™ is substantially equivalent to other previously approved devices.

Competition

The pharmaceutical industry is highly competitive and includes a number of established, large and mid-sized pharmaceutical companies, as well as smaller emerging companies, whose activities are directly focused on our target markets and areas of expertise. Nearly all of these companies have far greater financial and human resources than we do as well as more experienced management teams. Our first products will compete in the dermatology market which is characterized by extreme competition, rapid product development and technological change. If approved, our product candidates will compete with a large number of products that include over-the-counter treatments, prescription drugs specifically indicated for a dermatological condition and prescription drugs that are prescribed off- label. In addition, new developments, including the development of other drug technologies and methods of preventing the incidence of disease, occur in the pharmaceutical industry at a rapid pace. These developments may render our product candidates or technologies obsolete or noncompetitive.

Our first product candidate, Epiceram™, will be indicated for use to treat atopic dermatitis and various other dermatoses. Accordingly, it will compete with well established products such as Elidel from Novartis AG, Protopic from Fujisawa, Atopiclair from Sinclair Pharmaceuticals, Mimyx from Steifel Laboratories as well as various topical steroids.

We expect to compete on, among other things, the efficacy of our products, the reduction in adverse side effects experienced and more desirable treatment regimens. Competing successfully will depend on our ability to attract and retain skilled and experienced personnel, to identify, secure the rights to and develop pharmaceutical products and compounds and to exploit these products and compounds commercially before others are able to develop competitive products. In addition, our ability to compete may be affected because insurers and other third-party payors in some cases seek to encourage the use of generic products making branded products less attractive, from a cost perspective, to buyers.

Although we believe that, if approved, our product candidates will have favorable features for the treatment of their intended indications, existing treatments or treatments currently under clinical development that also receive regulatory approval may possess advantages in competing for market share.

Intellectual Property

License Agreement with the Regents of the University of California

In connection with the merger with us, Ceragenix Corporation was substituted in place of Osmotics Corporation as the licensee under a license agreement with the Regents of the University of California for barrier repair technology dated June 28, 2000. The license agreement provides for the world-wide exclusive rights to commercially develop, use and sell therapeutic and cosmetic applications for the barrier repair technology. Under the terms of a Technology Transfer Agreement with Osmotics Corporation, we have agreed that Osmotics Corporation will retain the license rights for all non-prescription applications. The rights of Ceragenix Corporation under the license agreement are subject to a non-exclusive, irrevocable, royalty-free license to the U.S. Government with the power to grant a license for all governmental purposes. Unless terminated earlier by Ceragenix Corporation for any reason or by the Regents due to Ceragenix Corporation’s breach, the license agreement continues until the date of the date of expiration of the last-to-expire patent licensed under this agreement

We are obligated to pay the Regents of the University of California, on an annual basis, the greater of $50,000 or five percent of net sales (as defined in the agreement) of products derived from the barrier repair technology. Ceragenix Corporation plans on entering into a sublicense agreement with Osmotics Corporation to formalize the arrangement agreed to in the Technology Transfer Agreement. We expect that the sublicense agreement will call for Osmotics Corporation to reimburse us for one-half of the annual license fee (if the minimum fee) or 100% of any royalties resulting from Osmotics Corporation product sales.  Additionally, Osmotics shall bear 50% of any associated legal fees for maintaining, defending and expanding the underlying patent rights.

License Agreement with the Brigham Young University

In connection with the merger with us, Osmotics Corporation was removed as a co-licensee under a license agreement with Brigham Young University for the intellectual property rights to cationic steroid molecule technology dated May 1, 2004. Ceragenix Corporation is now the sole licensee under the agreement. The license agreement provides for the world-wide exclusive rights to develop, use and sell all applications based on the cationic steroid molecule technology for the first 24 months of the agreement. After the first 24 months, the exclusive license extends only to those applications for which we have conducted research or engaged in substantial commercialization efforts, including research or commercialization by strategic partners and sublicensees. Our rights under the license agreement are subject to the right of Brigham Young University and the Church of Jesus Christ of Latter-day Saints and the Church Education System to use the technology for continuing research and non-commercial academic and ecclesiastical uses without cost.

We are obligated to pay Brigham Young University an annual maintenance fee of $50,000 until such time that we obtain governmental approval for a product based on the technology. Once we obtain governmental approval, we will be obligated to pay the greater of a minimum royalty payment or 5% of adjusted gross sales (as defined in the agreement). Minimum royalty payments are $100,000 for the first year after governmental approval, $200,000 after the second year and $300,000 for each year thereafter. Further, we are obligated to pay Brigham Young University annual research and development support fees of $90,000.

We are required to submit an Investigational New Drug Application to the FDA within 36 months of the effective date of the agreement, as amended. In addition, we must have at least one product based on the technology available for commercial sale before January 1, 2008. If we fail to meet the deadlines for FDA application or commercial sale, Brigham Young has the right to terminate the agreement. Unless terminated earlier by Brigham Young University, the license agreement terminates on the date of expiration of the last valid claim of any patent included in the technology.

Legal Proceedings

We are not currently involved in any legal proceedings.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion and analysis should be read in conjunction with the financial statements and notes thereto included with this Information Statement.

FORWARD LOOKING STATEMENTS

Certain statements in this Management’s Discussion and Analysis of Financial Condition and Results of Operations which are not historical facts are forward-looking statements such as statements relating to future operating results, financing requirements and financing availability, the timing of receiving regulatory approvals, and plans for future development or commercialization activities. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, the following: the ability of the Company to raise sufficient capital to finance its planned activities, receiving the necessary marketing clearance approvals from the FDA, successful clinical trials of the Company’s planned products, the ability of the Company to commercialize its planned products, market acceptance of the Company’s planned products, and the Company’s ability to hire, manage and retain qualified personnel. Although management believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. The Company assumes no obligation to update its forward-looking statements to reflect actual results or changes in factors affecting such forward-looking statements.

Executive Overview of Ceragenix Pharmaceuticals, Inc.

We are a development stage pharmaceutical company focused on prescription products for dermatology and infectious disease. Since our inception in February 2002, our principal activities have involved raising capital, identifying and licensing technology, researching applications for the licensed technology, and testing the licensed technology. For accounting purposes, we have been classified as a development stage enterprise. All of our planned products require marketing clearance from the U.S. Food and Drug Administration

(“FDA”). To date, we have not received marketing clearance to sell any product. Accordingly, we have no historical revenue.

Critical Accounting Policies

We have identified the following policies below as critical to our business and results of operations. Our reported results are impacted by the application of the following accounting policies, certain of which require management to make subjective or complex judgments. These judgments involve making estimates about the effect of matters that are inherently uncertain and may significantly impact quarterly or annual results of operations. For all of these policies, management cautions that future events rarely develop exactly as expected, and the best estimates routinely require adjustment. Specific risks associated with these critical accounting policies are described in the following paragraphs.

Allocation of Prior Period Costs

Until its merger with one of our wholly-owned subsidiaries, Ceragenix Corporation was a consolidated subsidiary of Osmotics. During 2004 and prior, many operating expenses of Ceragenix Pharmaceuticals, Inc. were incurred and paid by Osmotics. While certain costs incurred by Osmotics were directly attributable to us, other costs were shared between the two organizations.  In situations where the costs were shared, expense was allocated between the two companies. Primary shared expenses were salaries and related costs, rent and occupancy, certain licensing fees and other general and administrative expense.  Significant management judgment was used in making these allocations.

Impairment of Long-Lived Assets

Our most significant long-lived asset, Licensed Technology Costs, results from a license agreement with Brigham Young University.  In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” management evaluates the carrying value on an annual basis, or when events or changes in circumstance indicate, to determine whether future undiscounted cash flows related to the license agreement are sufficient to cover the carrying cost of this long-lived asset. If the future undiscounted cash flows are less than the carrying value, an impairment exists. The impairment to be recognized is determined as the amount by which the carrying value of an asset exceeds the fair market value.  Our policy is to make its annual evaluation during the fourth quarter of each year.

Significant management judgment has been used in forecasting future undiscounted cash flows. Management has performed a sensitivity analysis of the impairment that would arise assuming that future revenue was 10% less than projected and determined that there would still be no impairment.

Beneficial Conversion Feature of Debt

In accordance with EITFs 98-5 and 00-27, we recognize the value of conversion rights attached to convertible debt. These rights give the debt holder the ability to convert the debt into common stock at a price per share that is less than the trading price to the public on the day the loan is made to us. The beneficial value is calculated based on the market price of the stock at the commitment date in excess of the conversion rate of the debt and is recorded as a discount to the related debt and an addition to additional paid in capital. The discount is amortized and recorded as interest expense over the remaining outstanding period of the related debt.

Goodwill

Goodwill is tested for impairment at least annually, or when changes in circumstances indicate an impairment might exist. The impairment, if any, is measured based on the estimated fair value of the reporting unit.  We had one reporting unit with goodwill as a result of the Merger. Significant management judgment is required in determining both whether an impairment exists and if necessary, the fair value of the reporting unit.  As discussed further in Note 8 to the condensed consolidated financial statements for the three and nine months ended September 30, 2005, during the quarter ended June 30, 2005, management concluded that the goodwill recorded in connection with the merger exceeded the fair value of the reporting unit.

NINE MONTHS ENDED SEPTEMBER 30, 2005 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2004

Licensing Fees

The Company pays licensing fees under two licensing agreements; The Regents of the University of California (for barrier repair technology) and Brigham Young University (for cationic steroid technology). Licensing fees for the nine months ended September 30, 2005 approximated those for the nine months ended September 30, 2004.

Testing and Development

Testing and development expense consists of fees paid or owed to various third parties, primarily labs and research institutions for testing the Company’s technologies.  Testing and development costs for the nine months ended September 30, 2005 approximated those for the nine months ended September 30, 2004.

General and Administrative

General and administrative expenses increased by $838,442 for the nine months ended September 30, 2005 compared to the nine months ended September 30, 2004. The increase in general and administrative expenses was primarily due to increased investor relations, payroll and related costs and professional services. Included in investor relations are non cash charges of $306,850 for common stock issued for services. Payroll and related costs increased primarily due to additional full time equivalents during 2005. Professional services increased as a result of the Company’s public status during 2005.

Depreciation

Depreciation expense was not material to the nine months ended September 30, 2005 or 2004.

Loss from Operations

As a result of the factors described above, the loss from operations for the nine months ended September 30, 2005 increased by $841,323 compared to the nine months ended September 30, 2004.

Other Expense

Interest expense increased by $1,616,953 for the nine months ended September 30, 2005 compared to the nine months ended September 30, 2004. The increase in interest expense between periods resulted from amortization of the discount associated with the convertible debentures and associated placement costs, interest expense associated with the convertible debentures, and imputed interest expense associated with the note payable to Osmotics and the BYU Obligation.  Other than the BYU obligation, which was created in May 2004, all of the other debt instruments were not outstanding during the prior period.

Discontinued Operations

For the nine months ended September 30, 2005, the Company recorded a loss from discontinued operations of $7,697,089. Included in such loss is an impairment loss on goodwill of $7,732,968 which was recorded to adjust goodwill resulting from the Merger to its estimated fair market value and a loss on the disposal of assets held for sale of $28,493.  See Notes 3 and 8 to the unaudited financial statements as of and for the nine months ended September 30, 2005.

Net Loss

As a result of the factors described above, the net loss increased by $10,155,365 for the nine months ended September 30, 2005 compared to the nine months ended September 30, 2004.

Preferred Stock Dividends

During the nine months ended September 30, 2005, the Company recorded $165,161 of preferred stock dividends related to its Series A Preferred Stock. There were no dividend bearing securities outstanding during the nine month period ended September 30, 2004.

Loss Attributable to Common Shareholders

As a result of the factors described above, the loss attributable to common shareholders increased by $10,320,526 for the nine months ended September 30, 2005 compared to the nine months ended September 30, 2004.

YEAR ENDED DECEMBER 31, 2004 COMPARED TO YEAR ENDED DECEMBER 31, 2003

Licensing Fees

Licensing fees increased $124,325 for the year ended December 31, 2004 compared to the year ended December 31, 2003. The increase in licensing fees was the result of us entering into the licensing agreement with Brigham Young University in May 2004.

Testing and Development

Testing and development costs increased by $101,600 for the year ended December 31, 2004 compared to the year ended December 31, 2003. Testing and development activities consisted of fees paid or owed to various third parties, primarily research institutions, to test the barrier repair technology. There was no testing and development activity for the year ended December 31, 2003.

General and Administrative

General and administrative expenses increased by $363,527 for the year ended December 31, 2004 compared to the year ended December 31, 2003. The increase in general and administrative expenses was primarily due to increased payroll and related costs, increased travel and entertainment, increased legal fees and the engagement of an investor relations firm.

Loss from Operations

As a result of the factors described above, the loss from operations for the year ended December 31, 2004 increased by $589,452 compared to the year ended December 31, 2003.

Other Expense

During the year ended December 31, 2004, we recorded $18,222 of interest expense which represents an obligation to Brigham Young University to reimburse them for patent costs incurred prior to our license agreement (referred to as the Licensed Technology Obligation in the accompanying financial statements). There were no interest bearing obligations outstanding during the year ended December 31, 2003.

Net Loss

As a result of the factors described above, the net loss increased by $607,674 for the year ended December 31, 2004 compared to the year ended December 31, 2003.

LIQUIDITY AND CAPITAL RESOURCES

Operating Activities

As of September 30, 2005, the Company had $157,799 of cash and cash equivalents. During the nine months ended September 30, 2005, $964,770 of cash was used in operating activities which primarily consists of cash operating expenses. As previously noted, since its inception, the Company has not generated revenue and accordingly has not generated cash flow from operations. Management expects this trend to continue with operating losses increasing over time as the Company gets closer to commercializing its first product. The Company’s ability to generate revenue is dependent upon receiving marketing clearance from the FDA.

Investing Activities

Cash flows of $1,070,842 was provided by investing activities during the nine months ended September 30, 2005 representing $1,148,091 of cash assumed in the Merger partially offset by capitalized Merger costs and the purchase of property and equipment.  The Company has no commitments for any capital expenditures nor does it expect any material capital purchases during the remainder of 2005.

Financing Activities

During the nine months ended September 30, 2005, $199,359 of cash was provided by financing activities primarily resulting from $925,000 in borrowings under a secured note agreement with OnSource prior to the Merger and the sale of common stock which netted proceeds of $150,000 offset by $908,830 in payments made to Osmotics under a promissory note agreement (see discussion below).

The Company has two significant debt obligations as of September 30, 2005; convertible debentures and a promissory note to Osmotics. Each of these instruments is discussed further below.

Convertible Debentures

In order to fund the activities of the pharmaceutical business, the Company completed the sale of the Debentures receiving gross proceeds of $2,208,500. The offering was completed on April 15, 2005. Each Debenture accrues interest at the rate of 6% per annum and is due and payable in full, principal and interest, on December 31, 2005 (the “Maturity Date”). The Debentures were convertible into shares of the Company’s common stock at a conversion price of $1.00 per share. The Debentures were mandatorily convertible in the event that a registration statement underlying the common shares was declared effective by the Securities and Exchange Commission and the closing price of the common stock has exceeded $2.00 per share for 10 consecutive trading days.

In addition, for every $2.00 in Debentures sold in the offering, each investor received one warrant exercisable for three years to purchase one additional share of common stock at a purchase price of $2.00 per share and an additional warrant exercisable for three years to purchase one additional share of common stock at a purchase price of $4.00 per share (the “Debenture Warrants”). The Debenture Warrants are redeemable by the Company for $.01 per warrant in the event that a registration statement underlying the common shares is declared effective by the Securities and Exchange Commission and the closing price of the common stock has exceeded 137.5% of the exercise price of the warrant for 10 consecutive trading days.

The Company has filed such registration statement which was declared effective by the SEC on November 10, 2005.  During the nine months ended September 30, 2005, persons holding $95,000 of Debentures converted them into 95,000 shares of common stock.  Effective November 23, 2005, all conditions precedent to the automatic mandatory conversion of the Debentures were satisfied and, as a result, an aggregate of $2,201,554 in principal and accrued and unpaid interest due under the Debentures automatically converted into the right to receive an aggregate of 2,201,554 shares of our common stock.

Promissory Note - Osmotics

The Company has issued to Osmotics Corporation a promissory note (the “Promissory Note”). The Promissory Note has a face amount of $1.2 million, is nonsecured, does not bear interest and is payable in monthly installments of $120,000 to $150,000 with the actual amount to be determined by the management of the Company. The Promissory Note is due in full no later than December 31, 2005.  As noted above, through the nine months ended September 30, 2005, the Company paid Osmotics Corporation $908,830 under this agreement.

In December 2005, the Company and Osmotics Corporation agreed to amend the Promissory Note.  Under the terms of the amendment, the outstanding balance of $241,170 shall be repaid from time to time in amounts as requested by Osmotics Corporation.  Additionally, the outstanding balance shall bear interest at an annual rate of 6%.  The Promissory Note must be repaid in full, including accrued interest, no later than December 31, 2006.

Outlook

As of September 30, 2005, the Company had cash and cash equivalents of $157,799. Management believes that existing cash on hand will be sufficient to fund the Company’s planned activities through November 2005.

In September 2005, the Company submitted a 510k application with the FDA seeking marketing clearance for its first product, Epiceram™, a topical cream for the treatment of various skin disorders characterized by a disrupted skin barrier function. While the Company can provide no assurance as to the timing of receiving FDA clearance for Epiceram™, if ever, management believes it is a reasonable expectation to receive clearance sometime in the first quarter of 2006. Once the Company receives marketing clearance, it will be able to sell Epiceram™ and generate revenue.

The Company is evaluating two alternative strategies for the commercialization of Epiceram™; directly marketing through a contracted sales team or licensing the product to third parties. In the event that the Company determines to field a sales force, the Company will require resources to hire contract sales personnel, manufacture product samples, produce and distribute marketing materials, conduct clinical trials to support marketing efforts, engage in various promotional activities and hire and retain additional management and support personnel. Management estimates that it will require approximately $7 million to $10 million over the next 12 months to commercialize Epiceram™ through a contract sales force.  The proceeds received from the sale of the convertible notes (see discussion below) will not be sufficient to launch Epiceram™.

The Company is also in discussions with several third parties regarding licensing Epiceram™. In the event the Company consummated a licensing agreement for Epiceram™, its capital requirements will be substantially reduced. However, under a licensing agreement, the revenue the Company can expect to receive will most likely be less than what it could attain through direct marketing efforts. No assurance can be given that a licensing agreement can or will be consummated.

The Company is also pursuing development of its cationic steroid technology. As discussed in Note 10 to the financial statements as of and for the nine months ended September 30, 2005, the underlying license agreement requires the Company to file an IND with the FDA by May 1, 2007, which management expects to cost approximately $1.0 million. While the Company currently plans on licensing most, if not all, applications of the technology, management believes that it will be necessary to engage in further testing and development activities in order to generate sufficient data to license the technology. Management cannot currently estimate how much funding will be required to pursue the development activities of this technology.

In order to execute its business strategy, the Company will require additional funding.  If the Company does not receive sufficient funding on a timely basis, it will have a material adverse affect on the Company’s liquidity, financial condition and business prospects. Additionally, in the event that the Company receives funding, it may be on terms that are not favorable to the Company and its shareholders. As previously discussed in this prospectus, the Company’s auditors have raised substantial doubt about the Company’s ability to continue as a going concern.

SUBSEQUENT EVENTS

As noted above, effective November 23, 2005, an aggregate of $2,113,500 in outstanding principal and $88,054 in accrued and unpaid interest due and owing under the series of convertible debentures sold by the Company between February and April, 2005 became subject to mandatory, automatic conversion into shares of our common stock at a conversion price of $1.00 per share.

Further, effective November 28, 2005, we sold in a private transaction to four accredited investors an aggregate of $3.2 million in convertible promissory notes convertible into shares of our common stock at a conversion price equal to $2.05 per share.  In addition, investors received warrants exercisable to purchase an aggregate of 1,560,976 shares of our common stock at an exercise price of $2.255 per share.  We also issued to placement agents warrants exercisable to purchase an aggregate of 156,098 shares of common stock at an exercise price of $2.05 per share.  The shares of common stock underlying the convertible notes, warrants and placement agent warrants are being registered for resale..  We realized net proceeds from this offering of approximately $2.9 million, which proceeds will be used to meet our working capital requirements through at least June 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 30, 2005 and as adjusted for the sale of options and warrants, the common stock ownership of (i) each person known by us to be the beneficial owner of five (5%) percent or more of our common stock, (ii) all directors individually, (iii) all officers individually, and (iv) all directors and officers as a group. As of September 30, 2005, there were 12,720,324 total shares of common stock issued and outstanding held of record by 746 persons.  Beneficial ownership is based on information provided to us, and the beneficial owner has no obligation to inform us of or otherwise report any changes in beneficial ownership.  Except as indicated, and subject to community property laws when applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name & Address(1)	Shares BeneficiallyOwned(2)
of Beneficial Owner	Number	Percent(3)
Steven S. Porter(4)	950,000	6.9
Jeff Sperber(5)	400,000	3.0
Dr. Peter Elias(6)	150,000	1.2
Carl Genberg(7)	550,000	4.1
Russell L. Allen	200	*
Michel Darnaud	—	—
Cheryl A. Hoffman-Bray	—	—
Philippe J.C. Gastone	—	—
Alberto J. Bautista	—	—
Osmotics Corporation(8)(9) 1444 Wazee Street, Suite 210 Denver, Colorado 80202	13,248,929	89.7
Executive Officers and Directors as a Group(10)	2,050,200	13.9

* Indicates less than 1%

(1) Unless otherwise noted, the address of the beneficial owner is Ceragenix Pharmaceuticals, Inc. 1444 Wazee Street, Suite 210, Denver, Colorado 80202.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of our common stock subject to options and warrants currently exercisable within 60 days of September 30, 2005 are deemed outstanding for purposes of computing the percentage of the person or entity holding such securities but are not deemed outstanding for purposes of computing the percentage of any other person or entity. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3) Percentage of beneficial ownership is based on 12,720,324 shares of outstanding common stock

(4) Includes 475,000 shares that Mr. Porter is entitled to purchase through a currently exercisable option and 475,000 shares that his spouse, Mrs. Francine Porter, is entitled to purchase through a currently exercisable option.

(5) Represents shares that Mr. Sperber is entitled to purchase through a currently exercisable option.

(6) Represents shares that Dr. Elias is entitled to purchase through a currently exercisable option.

(7) Represents shares that Mr. Genberg is entitled to purchase through a currently exercisable option.

(8) Includes 11,191,768 shares of common stock, 1,057,161 shares that Osmotics Corporation is entitled to purchase through a warrant, which warrant is immediately exercisable. Includes 1,000,000 shares that are issuable to Osmotics Corporation upon conversion of our Series A Preferred Stock that was issued as part of the merger.

(9) Effective on November 7, 2005, Osmotics Corporation deposited into escrow with Corporate Stock Transfer, Inc., as escrow agent, an aggregate of 10.7 million shares of common stock and 1.0 million shares of Series A Preferred Stock. Under the terms of the Escrow Agreement, the escrowed securities are to be held for exchange with the securityholders of Osmotics as part of a distribution.  The distribution cannot be completed until a registration statement registering the exchange under the Securities Act has been declared effective by the SEC. While the securities are held in escrow, the board of directors of Ceragenix Pharmaceuticals has been granted voting power with respect to all outstanding shares of voting stock.

(10) Represents shares that directors and officers are entitled to purchase through currently exercisable options.

FINANCIAL INFORMATION

Pro forma financial information is not being presented pursuant to Item 14 of Schedule 14A because the operating results of GAI have been separately classified as discontinued operations in the Company’s Quarterly Report on Form 10-QSB for the three and nine month periods ended September 30, 2005.  Accordingly, a reader can readily ascertain the operating results of the Company as if the sale of GAI had taken place on January 1, 2005.  No additional pro forma adjustments would be necessary.  As a result of the merger between the Company and Ceragenix Corporation on May 10, 2005 being accounted for as a reverse acquisition, the operating results of GAI have not been included in the Company’s operating results for the 2004 periods presented in the Company’s Quarterly Report on Form 10-QSB.  Accordingly, there would be no pro forma adjustments necessary to reflect the sale of GAI on the Company’s operating results for 2004.

Financial statements for Ceragenix Pharmaceuticals, Inc. are set forth in Appendix 1 of this Information Statement.  Unaudited summary financial information for GAI as a stand-alone entity as of September 30, 2005 and December 31, 2004 and for the year ended December 31, 2004 and nine month periods ended September 30, 2005 and 2004 is set forth in Appendix 2 of this Information Statement.

SALE OF GAI

Background of the Asset Sale

In May 2005, we acquired our pharmaceutical business by merging a wholly-owned subsidiary with Osmotics Pharma, Inc.  In January 2005, during the negotiations with Osmotics, two of our minority shareholders, Stephen G. Calandrella and Clifford C. Thygesen, (the “Buying Shareholders”), advised the Osmotics Pharma management team that if at some point in the future the post-merger company wanted to sell GAI, they would be willing to purchase it for the assumption of the debt.  The Buying Shareholders were control persons, within the meaning of Rule 405 of Regulation C under the Securities Act of 1933, as amended (the “Securities Act”)of our former parent company, Global Casinos, Inc. when Global Casinos acquired GAI and the bingo business in 1997, and were and are familiar with the bingo business, its markets and operations.  GAI and the bingo business were subsequently spun-off from Global Casinos in 2003 through the formation of OnSource Corporation. The Buying Shareholders collectively own less than 5% of our outstanding voting securities. They formed the Buyer for the sole purpose of purchasing GAI from us.

At the time of the merger, there was no interest in selling the bingo business, as it was viewed as a potential source of future working capital to support the development of the pharmaceutical business.  When the merger was consummated on May 10, 2005, three additions were made to our board of directors, consisting of two members of Osmotics Pharma management and a principal from Bathgate Capital Partners, the investment banking firm that assisted with the merger transaction.  As a result, our post-merger board consisted of six members (three pre-merger directors and three new directors).  Additionally, pursuant to the merger agreement, the executive officers of Osmotics Pharma replaced our pre-merger executive officers.

The first order of business for the post-merger company was to raise additional capital to fund our pharmaceutical operations.  In connection with our capital raising efforts, we attempted to make ourselves look more attractive to potential investors.  The most significant step we took in that effort was to attract additional outside directors all of whom had noteworthy credentials.  On June 15, 2005, we sought the resignations of three of the pre-merger directors as well as the director appointed by Bathgate Capital Partners and concurrently appointed four new outside directors (two of whom were experienced pharmaceutical executives).  Our plan for GAI was for the new management to gain a better understanding of the business and hopefully improve its operations to allow it to generate cash flow to help fund the pharmaceutical business.

In early June 2005, after an ongoing dialog with the FDA, we were advised by our counsel that our first proposed prescription product would likely have to be modified in order to receive marketing clearance from the FDA.  As a direct result, an investment banker [Maxim Group] we had engaged to raise capital expressed a lack of confidence in being able to consummate a transaction on terms agreeable to us and eventually backed out of the transaction.

While we had previously been advised by investment bankers that with FDA approval operating in two separate and unrelated businesses would not create a problem for raising additional capital, our setback with the FDA and loss of our investment banker forced us to re-evaluate our capital raising strategy.  As part of this re-evaluation, the management team became concerned about confusion in financial reporting as a result of operating two distinct businesses and what impact GAI would have on the pharmaceutical business in the future.  We believed that given the recent events we had to make the Company look as attractive as possible to outside investors and disposing of GAI was a step in that direction.

In July 2005, we reinitiated contact with Mr. Calandrella to see if he continued to have an interest in GAI.  In a meeting attended by Mr. Calandrella, Steven Porter and Jeff Sperber in July 2005, Mr. Calandrella reaffirmed his interest and repeated his offer to purchase GAI in consideration of the assumption of its debt.

In late July 2005, we were contacted by Mr. Thygesen, the other Buyer Shareholder, who advised us that he had been contacted Mr. Doug Mc Bride of Alaska Indoor Sports Distributing, Ltd., a competitor of GAI. We contacted Mr. McBride and on August 3, 2005, we received through our investment banker, Bathgate Capital Partners, LLC, an informal offer from Mr. McBride to purchase the assets of GAI on terms that were substantially inferior to those offered by Mr. Calandrella.  Essentially, Mr. McBride offered to purchase the GAI inventory and accounts receivable at a discount to their carried value, contingent on renegotiating the non-recourse debt of GAI to Mark Griffen, the seller of GAI to Global Casinos in 1997, in the approximate amount of $1.5 million. Mr.McBride’s offer excluded approximately $500,000 in current liabilities of GAI.

Reasons for the Asset Sale

Our board of directors considered a number of factors that lead it to accept the sale, including but not limited to:

•                  operating in two unrelated business segments was confusing to shareholders, analysts and potential investors and such confusion was detrimental to our ability to raise additional capital, create an active trading market for our common stock and increasing shareholder value;

•                  the future prospects of the pharmaceutical business represented a better opportunity than those of the gaming business. The bingo business had experienced a significant deterioration in recent years due to intense competition. In addition, changes in Alaska charitable gaming regulation had required that our interest in a facilities lease that had represented approximately 20% of our revenues be divested. Conversely, we felt that the pharmaceutical technologies that we licensed had significant potential based on preliminary clinical trials and could garner more interest from the investment community.

•                  While GAI could generate positive cash flow from operations, substantially all of its cash flow was dedicated to its debt service to Mr. Griffin, and we were not able to access any of it to support our research and development activities.

Charitable bingo was and is the only legalized form of gaming in the state of Alaska. However, there have been substantial initiatives to permit other forms of gaming in Alaska recently, such as video poker. If regulations were to pass that permit other forms of gaming in Alaska, the bingo industry would be materially and adversely affected.

Countervailing Considerations

Our board of directors identified and considered a number of potentially negative factors in its deliberations concerning the asset sale, including, but not limited to:

•                  GAI and the bingo business represented substantially all of our consolidated revenues and tangible assets;

The sale of GAI would likely require shareholder approval, with all of the attendant costs;

There was no assurance that the sale of GAI would result in our ability to complete a successful financing.

No Opinion of Financial Advisor - Fairness of the Asset Sale

We have not approached or engaged any financial advisor to render a fairness opinion, from a financial point of view, with respect to the proposed asset sale.  The decision not to engage a financial advisor was made in light of our financial constraints and lack of working capital.  We felt that we could not afford the costs that would be incurred in connection with engaging such a financial advisor.

In assessing the fairness of the transaction terms, we considered, among other factors:

•                  The inferior terms of the offer we received from Alaska Indoor Sports;

•                  The intense competition and declining market share experienced by GAI in recent years;

•                  The fact that the GAI debt exceeded the value of its assets by approximately $1.5 million; and

•                  The risk that changes in Alaska gaming regulations, such as permitted other forms of legalized gaming, could dramatically and adversely affect the charitable bingo business.

Finally, the Purchase Agreement was unanimously approved by our board of directors, including all four of our directors who would be considered independent.  They are considered independent because they are not officers or employees of our company and are not significant equity holders.

Effects of the Sale of GAI

GAI, through its subsidiary Alaska Bingo Supply, Inc., generated revenues of $2.1 million and $1.7 million for the year ended December 31, 2004 and nine months ended September 30, 2005, respectively.  However, operating income was $29,571 and $(78,067) for those periods, respectively. All cash flow has been used to service its debt.

Although considered a sale of substantially all of our assets under Delaware law, we do not expect the sale of GAI and its operating subsidiary, ABSI, to either positively or negatively affect our liquidity and capital resources.  They will be sold in consideration of the assumption of all the associated liabilities of the business, which exceed the value of the assets by approximately $1.5 million.  Since our acquisition of Ceragenix Corporation in May 2005, the financial operations of GAI and its operating subsidiary, ABSI, have been segregated from those of Ceragenix Corporation, and ABSI has not made any contribution to the operating expenses of Ceragenix Pharmaceuticals, Inc.  The Buyer will acquire all of the assets and assume all of the liabilities of ABSI.

We have not sought any advice on the tax consequences of the transaction. To the extent there are tax consequences, they will be experienced at Ceragenix.  We do not believe that shareholders of Ceragenix will have any tax consequences as a result of the transaction.

Shareholders are cautioned that nothing contained in this Information Statement is intended to constitute legal or tax advice concerning the sale of GAI.  Shareholders should consult their own legal or tax advisors.

The sale of GAI will have no effect on your legal rights as a shareholder of Ceragenix Pharmaceuticals, Inc.  No distribution will be made to our shareholders as a result of the sale, and no dissolution or liquidation is planned.  We plan to continue the operations of our pharmaceutical business.  You are not required to take any action.

Buyer’s Business

The Buyer was organized for the sole purpose of completing the acquisition of GAI.  The Buyer conducted no business operations prior to the date that it assumed operational control of GAI.

Vote Required

The affirmative vote of the holders of a majority of our outstanding voting stock is required to approve the sale of the GAI shares, which vote was obtained by the holder of a majority of our outstanding voting stock through written consent effective October 3, 2005.

Dissenters’ Rights of Appraisal

The Delaware General Corporation Law does not provide for appraisal rights in connection with our sale of all 1,000 shares of GAI.

Regulatory Approvals

Because the transaction has been approved by our majority shareholder, the only remaining condition to closing is the distribution of this Information Statement.  No other state or federal regulatory approvals are required to effectuate this transaction.

Executive Offices

The address and telephone number of our principal executive offices are as follows:

Ceragenix Corporation

1444 Wazee Street, Suite 210

Denver, CO 80202

Tel. (720) 946-6440

The address and telephone number of the Buyer’s principal executive offices are as follows:

Trans Alaska Holdings, Inc.

5455 Spine Road, Suite C

Boulder, CO 80301

Tel.

Material Terms of the Stock Purchase Agreement

The material terms of the Stock Purchase Agreement for the sale of GAI to Buyer are summarized below.  A copy of the stock purchase agreement is attached to this Information Statement as Appendix 3.

The Assets:

The assets to be sold consist of all of the stock we own in GAI.

Assumed Liabilities:

Under the terms of the stock purchase agreement, the Buyer will assume all liabilities of GAI, and its operating subsidiary, ABSI.  As of September 30, 2005, these liabilities included:

*	Accounts payable and accrued liabilities of $542,593
*	Long-term debt of $1,537,779

Purchase Price

In addition to the Buyer assuming all liabilities of GAI, and its operating subsidiary, ABSI, the purchase price to be paid by the Buyer will be $100.

Operation of ABSI

Commencing on September 30, 2005, the Buyer has had the sole and exclusive right to supervise and manage the business operations of ABSI, including the collection of revenues and payment of expenses and accrued liabilities, and has the sole and exclusive financial benefit, if any, and economic risk, if any, of those operations.  Accordingly, after September 30, 2005, our company had no interest whatsoever in the business operations of ABSI.

Representations and Warranties

The stock purchase agreement does not contain many customary representations and warranties made by each of the parties to the agreement.  The only representations and warranties relate to, among other things, the enforceability of the agreement, our organization and the organization of Buyer, our authority and the authority of Buyer to enter into the agreement.  The agreement provides that the assets are being conveyed “as is” without warranty, subject to all of the liabilities of GAI and ABSI, without recourse as to Ceragenix Pharmaceuticals.

Closing

We expect to close on the first business day following the twentieth (20th) day after we mail this Information Statement.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public 100 F Street, N.E., Room 1580 in Washington, D.C. 20549.  Copies of such material can be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, Washington, D.C. 20549, at prescribed rates. The Securities and Exchange Commission also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

EXHIBITS

The following exhibits are included with this Information Statement:

Exhibit A:              Stock Purchase Agreement dated September 30, 2005

CERAGENIX PHARMACEUTICALS, INC.

(A development stage enterprise)

FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2005 AND SEPTEMBER 30, 2004 AND
INCEPTION THROUGH SEPTEMBER 30, 2005
(UNAUDITED)

AND

YEARS ENDED DECEMBER 31, 2004 AND DECEMBER 31, 2003
AND INCEPTION THROUGH DECEMBER 31, 2004

CERAGENIX PHARMACEUTICALS, INC.
(a development stage enterprise)

CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2005
(unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$157,799
Prepaid expenses, deposits and other	352,390
Debt placement costs, net	164,790
Total current assets	674,979

Property and equipment, net	3,990
Licensed technology costs, net	184,452
Total assets	$863,421

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

LIABILITIES:
Current liabilities:
Accounts payable and accrued liabilities	$362,155
Accrued preferred stock dividends	165,161
Promissory note – Osmotics, net of discount of $24,000	267,170
Licensed technology obligation	253,597
Convertible debentures, net of discount of $657,616	1,505,884
Total current liabilities	2,553,967

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, no par value, 5,000,000 shares authorized; 1,000,000 shares issued and outstanding; $4,000,000 liquidation preference; net of discount of $4,000,000	—
Common stock, $.0001 par value; 50,000,000 shares authorized; 12,720,324 shares issued and outstanding	1,272
Additional paid-in capital	10,453,996
Deferred compensation	(58,277)
Deficit accumulated during the development stage	(12,087,537)

Total stockholders’ deficit	(1,690,546)

Total liabilities and stockholders’ deficit	$863,421

The accompanying notes are an integral part of these financial statements.

CERAGENIX PHARMACEUTICALS, INC.
(a development stage enterprise)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Cumulative From Inception (February 20,
	2005	2004	2005	2004	2002)

REVENUE:	$—	$—	$—	$—	$—

OPERATING EXPENSES:
Licensing fees	46,620	34,121	119,022	115,200	316,252
Testing and development	19,678	53,617	53,177	54,617	154,777
General and administrative	501,271	165,312	1,228,922	390,480	2,107,195
Depreciation	374	—	499	—	499
	567,943	253,050	1,401,620	560,297	2,578,723

Loss from operations	(567,943)	(253,050)	(1,401,620)	(560,297)	(2,578,723)

OTHER EXPENSE:
Interest	(962,240)	(6,833)	(1,628,342)	(11,389)	(1,646,564)

LOSS BEFORE DISCONTINUED OPERATIONS:	(1,530,183)	(259,883)	(3,029,962)	(571,686)	(4,225,287)
Discontinued operations, net of tax of $0	(9,093)	—	(7,697,089)	—	(7,697,089)

NET LOSS	(1,539,276)	(259,883)	(10,727,051)	(571,686)	(11,922,376)

PREFERRED STOCK DIVIDENDS	(60,000)	—	(165,161)	—	(165,161)

LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(1,599,276)	$(259,883)	$(10,892,212)	$(571,686)	$(12,087,537)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic and diluted	12,586,010	11,427,961	11,929,827	11,427,961

LOSS PER BASIC AND DILUTED SHARE:
Basic and diluted –
Loss before discontinued operations	$(0.13)	$(0.02)	$(0.27)	$(0.05)
Discontinued operations	$—	$—	$(0.64)	$—
Loss attributable to common shareholders	$(0.13)	$(0.02)	$(0.91)	$(0.05)

The accompanying notes are an integral part of these financial statements.

CERAGENIX PHARMACEUTICALS, INC.
(a development stage enterprise)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
AND FOR THE PERIOD FROM FEBRUARY 20, 2002 (INCEPTION)
THROUGH SEPTEMBER 30, 2005
(unaudited)

	2005	2004	Cumulative From Inception (February 20, 2002)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,727,051)	$(571,686)	$(11,922,376)

Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of licensed technology costs	16,105	—	30,430
Impairment loss on goodwill	7,732,968	—	7,732,968
Amortization of convertible debenture discount	1,180,471		1,180,471
Amortization of debt placement costs	274,650		274,650
Noncash stock compensation expense	306,850	—	306,850
Loss on disposal of assets held for sale	28,493		28,493
Depreciation and amortization of deferred compensation	5,882	—	5,882
Imputed interest expense	116,493	11,389	134,715
Increase in prepaid expenses and deposits	(126,615)	—	(143,240)
Increase in accounts payable and accrued liabilities	226,984	—	325,671
Net cash used in operating activities of continuing operations	(964,770)	(560,297)	(2,045,486)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash acquired in merger	1,148,091	—	1,148,091
Capitalized merger costs	(72,760)	—	(72,760)
Purchase of property and equipment	(4,489)	—	(4,489)
Net cash provided by investing activities of continuing operations	1,070,842	—	1,070,842

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings from Onsource prior to merger	925,000	—	925,000
Payments under Promissory Note - Osmotics	(908,830)	—	(908,830)
Proceeds from sale of common stock	150,000	—	150,000
Borrowings under insurance financing agreement	66,379	—	66,379
Payments under insurance financing agreement	(33,190)	—	(33,190)
Advances from Osmotics	49,000	560,297	2,586,369
Advances to Osmotics	(49,000)	—	(1,806,924)
Net proceeds from the sale of common stock	—	—	301,471
Net cash provided by financing activities of continuing operations	199,359	560,297	1,280,275

Cash flows from discontinued operations	(147,832)	—	(147,832)

Net increase in cash	157,599	—	157,799

Cash and cash equivalents at the beginning of period	200	2,004	—

Cash and cash equivalents at the end of period	$157,799	$2,004	$157,799

The accompanying notes are an integral part of these financial statements.

CERAGENIX PHARMACEUTICALS, INC.
(a development stage enterprise)

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005
(unaudited)

							Deficit
							Accumulated
							During the
	Preferred Stock		Common Stock			Deferred	Development
	Shares	Amount	Shares	Amount	APIC	Compensation	Stage	Total

BALANCES, January 1, 2005 (Note 7)	—	$—	11,427,961	$1,143	$300,328	$—	$(1,195,325)	$(893,854)

Issuance of Preferred Stock to Osmotics	1,000,000	4,000,000	—	—	—	—	—	4,000,000

Discount on Preferred Stock issued to Osmotics	—	(4,000,000)	—	—	—	—	—	(4,000,000)

Issuance of Note Payable to Osmotics	—	—	—	—	(300,555)	—	—	(300,555)

Issuance of common stock for services	—	—	150,000	15	515,985	—	—	516,000

Compensation expense on stock option grants	—	—	—	—	63,660	(63,660)	—	—

Amortization of deferred compensation	—	—	—	—	—	5,383	—	5,383

Business acquisition (Note 1)	—	—	970,658	97	9,627,890	—	—	9,627,987

Sale of common stock and warrants			75,000	7	149,993	—	—	150,000

Conversion of debentures			96,705	10	96,695	—	—	96,705

Loss attributable to common shareholders	—	—	—	—	—	—	(10,892,212)	(10,892,212)

BALANCES, September 30, 2005	1,000,000	$—	12,720,324	$1,272	$10,453,996	$(58,277)	$(12,087,537)	$(1,690,546)

The accompanying notes are an integral part of these financial statements.

CERAGENIX PHARMACEUTICALS, INC.
(a development stage enterprise)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2005

(1)          BUSINESS AND OVERVIEW

Ceragenix Pharmaceuticals, Inc., formerly OnSource Corporation, (the “Company”) is an emerging biopharmaceutical company focused on dermatology and infectious disease. On May 10, 2005, the Company merged with Ceragenix Corporation (formerly know as Osmotics Pharma, Inc.) a privately held specialty pharmaceutical company, whereby the Company acquired 100% of the outstanding stock of Ceragenix Corporation (the “Merger”). As consideration for the Merger, the Company issued to the shareholders of Ceragenix Corporation 11,427,961 shares of common stock, 1,000,000 shares of Series A Preferred Stock, warrants to acquire 1,079,472 shares of common stock at $2.18 per share and options to acquire 2,714,750 shares of common stock at $1.00 per share. The common shares issued represented approximately 92% of the Company’s issued and outstanding common stock on the date of the Merger. Osmotics Corporation (“Osmotics”), a privately held cosmeceutical company, owned approximately 98% of Ceragenix Corporation’s common stock and, accordingly, is now the Company’s largest shareholder. Additionally, the officers of Ceragenix Corporation became the officers of the Company. As a result of this change in control, the Merger was accounted for as a reverse acquisition.  For accounting purposes, the acquisition has been treated as an acquisition of OnSource Corporation (“OnSource”) by Ceragenix Corporation (the accounting acquirer) and a recapitalization of Ceragenix Corporation.  The historical financial statements prior to May 2005 are those of Ceragenix Corporation. Further, the Company changed its fiscal yearend from June 30 to December 31 to conform with Ceragenix Corporation’s yearend. For financial reporting purposes, the Company has used May 1, 2005 as the effective date of the Merger.

Since its inception in February 2002, Ceragenix Corporation’s principal activities have involved raising capital, identifying and licensing technology, researching applications for the licensed technology, testing the licensed technology, and recruiting management and board members. For accounting purposes, the Company is classified as a development stage company in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises.” Until the time of the Merger, OnSource had been in the gaming business, primarily focused on the sale of bingo supplies in Alaska.  The Company subsequently sold this business (Note 3).

The acquisition cost was measured at the fair value of OnSource and consisted of the following:

Fair value of OnSource’s outstanding common stock	$883,299	(1)
Fair value of OnSource’s outstanding warrants	8,744,688	(2)
Fair value of OnSource’s equity instruments	9,627,987
Transaction costs incurred	72,760
Total acquisition cost	$9,700,747

(1)           To calculate the fair market value, the Company multiplied the number of outstanding shares prior to consummating the Merger of 970,658 by the closing price of the Company’s common stock the day prior to the public announcement of the letter of intent between the Company and Ceragenix Corporation ($0.91).

(2)           The warrants were recorded at fair value using the Black Scholes pricing model.

In accordance with SFAS No. 141, “Business Combinations”, the Company recorded the assets and liabilities of OnSource at their estimated fair market values with the excess of purchase price over the fair market value of OnSource’s net assets recorded as goodwill. The purchase price of $9,700,747 was allocated as follows:

Cash	$1,148,091
Receivable from Ceragenix Corporation	925,000
Other current assets	979,327
Furniture, fixtures and equipment	89,038
Current liabilities	(1,171,850)
Long-term liabilities	(1,478,618)
Goodwill	9,209,759
$9,700,747

(2)          GOING CONCERN AND BASIS OF PRESENTATION

Going Concern and Management’s Plans

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. Since its inception in February 2002, Ceragenix Corporation has not generated revenue and has incurred net losses. Accordingly, it has not generated cash flow from operations and has primarily relied upon advances from Osmotics, and proceeds from the sale of convertible debentures, to fund its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  As discussed further in Management’s Discussion and Analysis of Liquidity and Operations, the Company has filed an application with the FDA seeking marketing clearance for its first commercial product.  If such clearance is received, it will allow the Company to commence the generation of revenue.

As of September 30, 2005, the Company had cash and cash equivalents of $157,799. Management believes that existing cash on hand will be sufficient to fund the Company’s planned activities through November 2005.  In November 2005, the Company entered into a non binding term sheet to sell up to $5.0 million in convertible debentures to certain investors.  There is no assurance that the Company will be able to consummate the contemplated transaction.  In the event that the Company is unsuccessful in raising additional capital in a timely manner, it will have a material adverse affect on the Company’s liquidity, financial condition and business prospects.

The condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Basis of Presentation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Ceragenix Corporation and those of Global Alaska Industries, Inc. (“GAI”) and Alaska Bingo Supply, Inc. (“ABSI”) (collectively the “Bingo Business”) through the September 30, 2005 disposition date (Note 3). All inter-company accounts and transactions have been eliminated in consolidation.

The accompanying condensed consolidated financial statements have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. The condensed consolidated financial statements reflect all adjustments (consisting of only normal recurring entries) which, in the opinion of management, are necessary to present fairly the financial position at September 30, 2005, and the results of operations and cash flows of the Company for the three and nine months ended September 30, 2005 and 2004. Operating results for the three and nine months ended September 30, 2005 are not necessarily indicative of the results that may be expected for the year ended December 31, 2005.

The unaudited condensed consolidated financial statements should be read in conjunction with the Ceragenix Corporation financial statements and footnotes thereto for the year ended December 31, 2004 which were included in the Company’s SB-2 filed on June 20, 2005.

Allocation of Prior Period Expenses

Prior to the Merger, Ceragenix Corporation was a subsidiary of Osmotics. During 2004, many operating expenses of Ceragenix Corporation were incurred and paid by Osmotics. In accordance with Staff Accounting Bulletin 55, these financial statements reflect all of the costs associated with the operations of Ceragenix Corporation. While certain costs incurred by

Osmotics are directly attributable to Ceragenix Corporation, other costs were shared between the two organizations. In situations where the costs were shared, expense has been allocated between Osmotics and Ceragenix Corporation. Set forth below are the categories of shared expenses that management allocated along with the methodologies used by management in preparing the allocations. Management believes that the methodologies used are reasonable.

Expense Category	Allocation Methodology

Salaries, taxes and benefits	Estimated time spent on Ceragenix Corporation activities

Rent and occupancy	Number of employees and space used

UC Agreement (Note 10)	50% of the related costs

Other general and administrative	Fixed charge per month or percentage of salary allocation

(3)          DISPOSITION OF THE BINGO BUSINESS

On June 23, 2005, the Company’s Board of Directors authorized management to sell the assets of the Bingo Business. The Board concluded that operating two unrelated businesses was confusing to shareholders, analysts and potential investors and such confusion was detrimental to the Company’s ability to raise additional capital, create an active trading market for its common stock and increasing shareholder value. The Board determined that the future prospects of the pharmaceutical business represented a better opportunity than those of the Bingo Business.

In September 2005, the Company entered into an agreement (the “Purchase Agreement”) to sell 100% of its ownership in GAI to an unaffiliated third party (controlled by two Company shareholders who collectively own less than 5% of the Company’s common stock).  The transaction has been approved by the Company’s majority shareholder and the only remaining condition to close the transaction is the distribution of an Information Statement to the remainder of the Company’s shareholders.  The Purchase Agreement sets the effective date of the transaction as September 30, 2005.  The Company expects to close on the transaction before the end of the year.

Pursuant to the Purchase Agreement, the purchaser acquired all of the operating assets of the Bingo Business in exchange for $100 and the assumption of all of the Bingo Business’s liabilities resulting in a loss of $28,493 as follows:

Sales price	$100

Liabilities assigned to purchaser:
Accounts payable and accrued liabilities	542,593
Note payable	1,537,779
2,080,472

Assets sold:
Cash	(53,613)
Accounts receivable	(277,828)
Inventory	(200,650)
Property and equipment	(81,025)
Other	(14,058)

Net liabilities assigned	1,453,298

Less:
Goodwill	(1,476,791)
Selling costs	(5,000)
Loss on disposal	$(28,493)

The operating results of the Bingo Business, which are reflected as “Discontinued Operations” on the accompanying condensed consolidated statements of operations, were as follows for the three and nine months ended September 30, 2005.

	Three Months	Nine Months*

Revenue	$627,192	$1,020,421
Cost of revenue	(348,974)	(567,115)
Operating expenses	(271,252)	(409,115)
Other, net	12,434	20,181
Impairment loss on goodwill	—	(7,732,968)
Income (loss) from operations	19,400	(7,668,596)

Loss on disposal	(28,493)	(28,493)
	$(9,093)	$(7,697,089)

*The period from the Merger (May 1, 2005) through September 30, 2005.

(4)          LICENSED TECHNOLOGY COSTS

Under the terms of a license agreement with Brigham Young University (the “BYU License”) (see Note 10), the Company is obligated to reimburse BYU for all fees and costs relating to the filing, prosecution, perfection and maintenance of the underlying patent rights that had accrued through the date of the BYU License (the “Accrued BYU Costs”). Payment is due within 60 days from the Company receiving proceeds under a sublicense agreement but in no event later than May 1, 2006. The Accrued BYU Costs totaled $269,548. The Company has reflected this obligation on the accompanying condensed consolidated balance sheet as a current liability called Licensed Technology Obligation and recorded a corresponding long-term asset called Licensed Technology Costs.

As the Accrued BYU Costs represent an obligation originally payable in a period greater than one year, and does not bear interest, the Company has discounted the obligation to its net present value. Management determined a discount rate of 12% to be a reasonable cost of capital for the Company. As a result, the Company recorded the obligation at $214,882. The Licensed Technology Costs are being amortized over the estimated useful life of ten years. The accompanying condensed consolidated statements of operations reflect amortization expense of $5,370 and $16,105 for the three and nine months ended September 30, 2005, which is included in Licensing Fees, and imputed interest expense of $6,826 and $20,493 for the same three and nine month periods related to this agreement.

(5)          PROMISSORY NOTE – OSMOTICS

In January 2005, the Company issued to Osmotics a promissory note (the “Promissory Note”). The Promissory Note has a face amount of $1.2 million, is unsecured, does not bear interest and is payable in monthly installments of $120,000 to $150,000 with the actual amount to be determined by the management of the Company. The Promissory Note is payable in full no later than December 31, 2005. As the Promissory Note does not bear interest, the Company recorded the Promissory Note at a discount, using a discount rate of 12% which management believes to be a reasonable cost of capital for the Company. Accordingly, the Company recorded a discount of $120,000 which is being amortized on a straight-line basis over a 10-month period. Interest expense associated with the Promissory Note of $36,000 and $96,000 is reflected in the accompanying condensed consolidated statements of operations for the three and nine months ended September 30, 2005, respectively. As of September 30, 2005, the outstanding balances associated with the Promissory Note were as follows:

Principal	$291,170
Unamortized discount	(24,000)
$267,170

The Promissory Note was issued as consideration for an agreement to transfer certain licensed technology rights (the “Technology Transfer Agreement”) as well as for repayment of $779,445 in advances previously made by Osmotics to Ceragenix Corporation. As the Technology Transfer Agreement represents a transaction between entities under common control, the Company recorded the licensed technology at $0 which was Osmotics’ historical carrying value of the technology. The Company has recorded the difference between the discounted value of the Promissory Note and the outstanding advance balance as a reduction to additional paid in capital.

As a result of the Company’s cash position, the Company made principal payments of $60,000 per month during July and August and $0 during September.  The Company anticipates that it will make no further payments until it has raised a sufficient amount of funds as determined by the Board of Directors.

(6)          CONVERTIBLE DEBENTURES

In order to fund the activities of the pharmaceutical business, the Company completed the sale of convertible debentures (the “Debentures”) receiving gross proceeds of $2,208,500. The offering was completed on April 15, 2005. Each Debenture accrues interest at the rate of 6% per annum and is due and payable in full, principal and interest, on December 31, 2005 (the “Maturity Date”). The Debentures are convertible into shares of the Company’s common stock at a conversion price of $1.00 per share. The Debentures are mandatorily convertible in the event that a registration statement underlying the common shares is declared effective by the Securities and Exchange Commission and the closing price of the common stock has exceeded $2.00 per share for 10 consecutive trading days.

In addition, for every $2.00 in Debentures sold in the offering, each investor received one warrant exercisable for three years to purchase one additional share of common stock at a purchase price of $2.00 per share and an additional warrant exercisable for three years to purchase one additional share of common stock at a purchase price of $4.00 per share (the “Debenture Warrants”). The Debenture Warrants are redeemable by the Company for $.01 per warrant in the event that a registration statement underlying the common shares is declared effective by the Securities and Exchange Commission and the closing price of the common stock has exceeded 137.5% of the exercise price of the warrant for 10 consecutive trading days.

In accordance with Emerging Issues Task Force (“EITF”) No. 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios (“EITF 98-5”), and EITF No. 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments” (“EITF 00-27”), the Company is required to recognize the value of conversion rights attached to the Debentures. These rights give the holders the ability to convert the Debentures into shares of common stock at a price per share of $1.00 per share which was less than the trading price to the public on the dates the Debentures were purchased (such prices ranged from $2.26 to $3.80 per share). For accounting purposes, the Company allocated $906,466 to the value of the Debenture Warrants and $1,302,034 to the value of the beneficial conversion features of the Debentures based on their relative fair values. The Debenture Warrants were valued using the Black-Scholes option pricing model while the beneficial conversion feature was calculated based on the intrinsic value. The total allocation of $2,208,500 was recorded as a debt discount. In connection with the Merger, the Company determined that the debt discount was stated at fair market value and accordingly, recorded the unamortized discount as part of the purchase price allocation. The debt discount is being amortized as interest expense over the life of the Debentures. For the three and nine months ended September 30, 2005, the Company recorded $720,949 and $1,180,471, respectively, of amortization expense related to the Debentures.

In connection with the sale of the Debentures, the Company paid fees to persons who served as placement agents consisting of a cash fee of 10% of the aggregate amount of Debentures sold by such placement agent, and warrants exercisable to purchase 10% of the number of shares of common stock underlying the Debentures sold by them (the “Placement Warrants”). The Placement Warrants are exercisable for three years and entitle the holder to purchase shares of common stock at an exercise price of $1.20 per share. The Company paid to placement agents an aggregate of $134,350 in cash commissions and issued an aggregate of 134,350 Placement Warrants.

The Placement Warrants were valued by the Company using the Black-Scholes option pricing model resulting in a valuation of $464,851 and were recorded as a debt offering cost. The cash commissions were also recorded as debt offering costs. The debt offering costs are included in other current assets on the accompanying condensed consolidated balance sheet and are being amortized over the remaining life of the Debentures. For the three and nine months ended September 30, 2005, the Company recorded $164,790 and $274,650 of amortization expense. The amortization is reflected as interest expense on the accompanying condensed consolidated statements of operations.

During the three months ended September 30, 2005, $95,000 of Debentures were converted by the debt holders into 96,705 shares of common stock which includes 1,705 shares issued for accrued interest of $1,705.

In December 2004, the Bingo Business issued a $50,000 convertible debenture to its outside counsel as payment for previous services rendered.  This obligation was assumed by the Company in the Merger.  This debenture bears interest at an annual rate of 6%, converts into shares of Company common stock at $1.00 per share and is due June 30, 2006.  The conversion price of this debenture was equivalent to the fair market value of the Company’s common stock on the date of issuance.

(7)          STOCKHOLDERS’ EQUITY

Preferred Stock

The Company’s articles of incorporation authorizes the Board of Directors to issue up to 5.0 million shares of Preferred Stock and allows the Board to determine preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications, and other terms and conditions.

As described in Note 1 above, in connection with the Merger, the Board of Directors authorized the issuance of 1.0 million shares of Series A Preferred Stock (the “Preferred Stock”) to Osmotics. The issuance of the Preferred Stock was in exchange for identical shares of preferred stock issued by Ceragenix Corporation to Osmotics in January 2005. The Preferred Stock has a stated value of $4.00 per share and accrues dividends at a rate of 6% per annum. The Preferred Stock is convertible into 1.0 million shares of the Company’s common stock at the option of the holder subject to certain conditions. The dividends are payable on each one year anniversary date from the date of grant, however, the first dividend payment was declared on April 30, 2005 and is payable upon the Company raising at least $5.0 million in gross equity proceeds (the “First Dividend”). The First Dividend payment shall be in an amount equal to the sum of (i) all dividends accrued and unpaid to the date of payment, plus (ii) a dividend prepayment in an amount equal to all dividends that shall accrue during the twelve month period following the date of payment.  The First Dividend is payable in cash while all subsequent dividends are payable in either cash or stock at the option of the Company.  For the three and nine months ended September 30, 2005, the Company recorded $60,000 and $165,161, respectively, of accrued preferred stock dividends.

The original issuance of preferred stock by Ceragenix Corporation to Osmotics was consideration for the Technology Transfer Agreement. As noted above, the Technology Transfer Agreement was a transaction between entities under common control, and accordingly, Ceragenix Corporation recorded the technology at $0 which was Osmotics’ historical carrying value. In connection with the Merger recapitalization, the Company utilized Ceragenix Corporation’s historical carrying value of the preferred stock. As a result, the Company recorded a discount on the issuance of the Preferred Stock of $4,000,000.

Common Stock

In April 2005, Ceragenix Corporation entered into an agreement with an investor relations firm (the “IR Firm”) whereby the IR Firm could earn up to 200,000 shares of the Company’s common stock for rendering services over a 12 month period. The Company terminated this agreement effective June 30, 2005. In accordance with the agreement, the Company issued 50,000 shares of common stock to the IR Firm which is reflected as selling, general and administrative expense for the three months ended June 30, 2005. The Company valued these shares at $187,500 which represents the number of shares issued multiplied by the closing price of the Company’s common stock on the date of the agreement ($3.75).

In June 2005, the Company entered into an agreement with another investor relations firm to provide certain services over a six month period.  Under the terms of this agreement, the Company issued 50,000 shares of common stock as consideration for the services. The Company valued these shares at $171,000 which represents the closing price of the Company’s common stock on the date of the agreement ($3.42) multiplied by the number of shares issued. The Company recorded a prepaid expense equal to the value of these shares which is being amortized to selling, general and administrative expense over the life of the agreement. During the three and nine months ended September 30, 2005, the Company amortized $85,500 and $93,100, respectively related to this agreement.

In August 2005, the Company entered into an agreement with an additional investor relations firm to provide certain services over a twelve month period.  Under the terms of this agreement, the Company issued 50,000 shares of common stock as consideration for the services.  The Company valued these shares at $157,500 which represents the closing price of the Company’s common stock on the date of the agreement ($3.15) multiplied by the number of shares issued.  The Company recorded a prepaid expense equal to the value of these shares which is being amortized to selling, general and administrative expense over the life of the agreement.  During the three and nine months ended September 30, 2005, the Company amortized $26,250 related to this agreement.

In July 2005, the Company sold 75,000 shares of common stock and three year warrants to acquire 75,000 shares of the Company’s common stock at $2.00 per share for $150,000 to an individual investor.

Stock Options

In connection with the Merger, the Company issued options to acquire 2,714,750 shares of common stock at $1.00 per share to the Ceragenix Corporation option holders who held identical options in Ceragenix Corporation. The $1.00 exercise price was the fair market value of the Ceragenix Corporation common shares on the date of grant. Additionally, in June 2005, the Company issued options to new outside directors and a new officer of the Company to acquire 544,000 shares of common stock at $3.80 per share which was the fair market value on the date of grant. Furthermore, in June and July 2005, the Company issued options to scientific advisory board members to acquire 30,000 shares of common stock at prices ranging from $3.00 to $4.00 per share which was equal to or exceeded the fair market value on the dates of grant. The Company valued these grants at $63,660 using the Black-Scholes pricing model. The Company recorded the transactions as Deferred Compensation with an offset to Common Stock and Additional Paid in Capital. The Deferred Compensation is being amortized to Selling, General and Administrative expense over the three year vesting period of the options. For the three and nine months ended September 30, 2005, the Company amortized $5,110 and $5,383, respectively, of Deferred Compensation. A summary of stock option activity is as follows for the nine months ended September 30, 2005:

Balance, January 1, 2005	—
Granted	3,288,750
Balance, September 30, 2005	3,288,750

The Company has elected to follow Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), and related interpretations in accounting for its employee stock options including SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosures”. Under APB 25, because the exercise price of the Company’s employee stock options is equal to the market price of the underlying stock on the grant date, no compensation expense is recognized. SFAS No. 123, “Accounting and Disclosure of Stock-Based Compensation” (“SFAS 123”), establishes an alternative method of expense recognition for stock-based compensation awards to employees based on fair values. The Company elected not to adopt SFAS 123.

Pro forma information regarding net loss and loss per share is required by SFAS 123 and has been calculated as if the Company had accounted for its employee stock options under the fair value method of SFAS 123. The fair value for these options was estimated as of the grant date using the Black-Scholes option-pricing model with the following assumptions:

Volatility	166%
Dividend yield	0%
Risk-free interest rate	2.1%
Expected life (years)	4.8

The following table illustrates the effect on loss attributable to common shareholders and loss per common share for the three and nine months ended September 30, 2005, if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation:

	September 30, 2005
	Three Months	Nine Months

Loss attributable to common stockholders, as reported	$(1,599,276)	$(10,892,212)
Deduct: Fair value of stock-based employee compensation awards	(312,977)	(2,682,679)
Pro forma loss attributable to common stockholders	$(1,912,253)	$(13,574,891)

Basic and diluted loss per share-as reported	$(0.13)	$(0.91)
Basic and diluted loss per share-pro forma	$(0.15)	$(1.14)

(8)          IMPAIRMENT OF GOODWILL

As a result of the purchase accounting entries recorded in connection with the Merger, the Company recorded goodwill of $9,209,759 which represents the excess of purchase price over the fair market value of the net assets of the Bingo

Business. The Company accounts for Goodwill in accordance with SFAS No. 142 “Goodwill and Other Intangible Assets” (“SFAS No. 142”). SFAS No. 142 states that goodwill shall not be amortized but rather tested for impairment, at least annually, using a fair value approach. An impairment occurs when the carrying amount of goodwill exceeds its estimated fair value. Fair value can be determined based on discounted cash flows, comparable sales or valuations of other similar businesses.

Management determined that the carrying value of the goodwill resulting from the Merger was in excess of the fair value of the Bingo Business. Management reached this conclusion based on the current and anticipated undiscounted future cash flows of the Bingo Business. Management estimated the fair value of the Bingo Business at June 30, 2005 to be approximately equal to the net liabilities (liabilities less assets) of the business. Accordingly, during the three months ended June 30, 2005, the Company recorded an impairment loss of $7,732,968 to reduce goodwill to its estimated fair value at that date which is included in discontinued operations on the accompanying condensed consolidated statements of operations.

(9)          EARNINGS (LOSS) PER SHARE

Earnings (loss) per share are calculated in accordance with the provisions of SFAS No. 128 “Earnings Per Share” (“SFAS No. 128”). Under SFAS No. 128, basis earnings (loss) per share are computed by dividing the Company’s income (loss) attributable to common shareholders by the weighted average number of common shares outstanding. The impact of any potentially dilutive securities is excluded. Diluted earnings per share are computed by dividing the Company’s income (loss) attributable to common shareholders by the weighted average number of common shares and dilutive potential common shares outstanding during the period. For the three and nine months ended September 30, 2005, the basic and diluted loss per share are the same as the impact of potential dilutive common shares is anti-dilutive. The historic stockholders’ equity and weighted average number of shares of the Company have been restated for all periods presented to reflect the impact of the reverse acquisition.

(10)       COMMITMENTS, CONTINGENCIES AND RELATED PARTY TRANSACTIONS

License and Technology Agreements

The Company has an exclusive license agreement with Brigham Young University (the “BYU License”). The BYU License requires an annual maintenance fee of $50,000 until commercial sales of the licensed technology commences, quarterly research and development support fees of $22,500, and earned royalty payments equal to 5% of adjusted gross sales (as defined in the agreement) on any product using the licensed technology. The earned royalty is subject to an annual minimum royalty for which payment shall commence during the first full calendar year following any governmental regulatory approval for a pharmaceutical use of the licensed technology. The minimum annual royalty in Year 1 is $100,000, in Year 2 $200,000 and in Year 3 and thereafter, $300,000. The Company is also obligated to reimburse BYU for any legal costs associated with patent protection and expansion. For the three and nine months ended September 30, 2005, the Company was charged $3,200 and $8,594, respectively, for legal expenses which are reflected as general and administrative expense in the accompanying condensed consolidated statements of operations. During the three and nine months ended September 30, 2004, the Company was charged $17,736 for legal fees under the BYU Agreement. Finally, the BYU Agreement, as amended, requires the Company to submit an Investigational New Drug Application (“IND”) to the U.S. Food and Drug Administration no later than May 1, 2007. Management estimates that the cost associated with filing an IND will be approximately $1,000,000. The term of the BYU license is for the life of the underlying patents which expire in 2022. The Company has not filed for regulatory approval to utilize the technology licensed under the BYU Agreement.

The Company has an exclusive license agreement with the Regents of the University of California (the “UC Agreement”). The UC Agreement requires an earned royalty of 5% of net sales as defined in the agreement. The earned royalty is subject to an annual minimum royalty of $50,000. The UC Agreement is for the life of the underlying patents which expire in 2014. In addition, the UC Agreement requires reimbursement for legal costs associated with patent protection and expansion. During the three and nine months ended September 30, 2005, the Company was charged $7,965 and $12,041 respectively, for legal expense which is included in general and administrative expense in the accompanying condensed consolidated statements of operations. During the three and nine months ended September 30, 2004, the Company was charged $5,531 for legal expense under the UC Agreement.

The Company obtained its rights to the UC Agreement pursuant to the Technology Transfer Agreement with Osmotics. Osmotics was the exclusive licensee under the UC Agreement until May 2005 at which time it assigned its rights to the Company. While the UC Agreement provides the Company with rights to all applications of the patents underlying the UC

Agreement, pursuant to the Technology Transfer Agreement, the Company will only utilize the rights for developing and commercializing prescription products. Osmotics will retain the rights to develop and commercialize all nonprescription applications related to the UC Agreement. The Company and Osmotics intend to enter into a sub license agreement formally documenting these rights. The Company and Osmotics previously entered into a Noncompetition Agreement which stipulates how Osmotics may market any products being sold using the licensed technology under the UC Agreement. The Company anticipates that the sub license agreement will call for Osmotics to reimburse the Company for 50% of the annual minimum royalty and 100% of any earned royalties resulting from the sale of Osmotics products. Additionally, the Company expects that 50% of all legal expense reimbursements will be borne by Osmotics.  For the three and nine months ended September 30, 2005, the Company charged Osmotics $3,982 and $6,021, respectively, for legal expense under the UC Agreement.  The Company has recorded these charges to Osmotics as a reduction of legal expense on the accompanying condensed consolidated statements of operations.

Shared Services Agreement

Given the early stage of the Company’s business, management has determined that it is more practical for the Company to utilize existing Osmotics’ resources rather than procure them on its own. Accordingly, in January 2005, the Company and Osmotics entered into a shared services agreement (the “Shared Services Agreement”) whereby Osmotics provides office space and other back office support for accounting, human resources, payroll, systems, and information technology. The charge for such services is $5,000 per month. This charge approximates what was allocated to the Company during the year ended December 31, 2004. The Shared Services Agreement expires on December 31, 2005. Additionally, the Shared Services Agreement contemplates that, from time to time, Osmotics may ask officers of the Company to assist them with certain projects. In the event that officers of the Company spend any time on the business of Osmotics, the Company shall charge Osmotics for the cost of these services which shall be offset against the monthly charge described above.

For the three and nine months ended September 30, 2005, the Company recorded $14,048 and $41,398, net, for charges pursuant to the Shared Services Agreement.

Additionally, in May 2005, the Company and Osmotics entered into an agreement for Osmotics to assist the Company in certain public relations efforts. The agreement was for a period of 60 days and a total cost of $5,000 plus any out of pocket expenses which is included in general and administrative expense on the accompanying consolidated statements of operations.

Litigation

From time to time, the Company may become party to litigation and other claims in the ordinary course of business. To the extent that such claims and litigation arise, management would provide for them if upon the advice of counsel, losses are determined to be both probable and estimable. The Company is currently not party to any litigation.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Osmotics Pharma, Inc. (a development stage enterprise) as of December 31, 2004, and the related statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2004 and the period from February 20, 2002 (inception) through December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Osmotics Pharma, Inc. as of December 31, 2004, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2004 and the period from February 20, 2002 (inception) through December 31, 2004, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not generated revenue or cash flow from operations since inception, has suffered recurring losses and has a stockholders’ deficit at December 31, 2004 that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

GHP Horwath, P.C.

Denver, Colorado

February 18, 2005

OSMOTICS PHARMA, INC.

(A development stage enterprise)

BALANCE SHEET

DECEMBER 31, 2004

ASSETS
Current Assets:
Cash and cash equivalents	$200
Prepaid expense and deposit	16,625
Total current assets	16,825
Licensed technology costs, net	200,557
Total assets	$217,382
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
LIABILITIES:
Current liabilities:
Accounts payable and accrued liabilities	$98,687
Advances from Parent	779,445
Total current liabilities	878,132
Licensed technology obligation	233,104
Total liabilities	1,111,236
STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, no par value, 20,000,000 shares authorized; none issued and outstanding	—
Common stock, no par value; 50,000,000 shares authorized; 12,254,250 shares issued and outstanding	301,471
Deficit accumulated during the development stage	(1,195,325)
Total stockholders’ deficit	(893,854)
Total liabilities and stockholders’ deficit	$217,382

The accompanying notes are an integral part of these financial statements.

OSMOTICS PHARMA, INC.

(A development stage enterprise)

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003 AND

THE PERIOD FROM FEBRUARY 20, 2002 (INCEPTION)

THROUGH DECEMBER 31, 2004

	2004	2003	Cumulative From Inception (February 20, 2002)
REVENUE:	$—	$—	$—
OPERATING EXPENSES:
Licensing fees	149,321	24,996	197,230
Testing and development	101,600	—	101,600
General and administrative	556,568	193,041	878,273
	807,489	218,037	1,177,103
Loss from operations	(807,489)	(218,037)	(1,177,103)
OTHER EXPENSE:
Interest	18,222	—	18,222
NET LOSS	$(825,711)	$(218,037)	$(1,195,325)

The accompanying notes are an integral part of these financial statements.

OSMOTICS PHARMA, INC.

(A development stage enterprise)

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003 AND

THE PERIOD FROM FEBRUARY 20, 2002 (INCEPTION)

THROUGH DECEMBER 31, 2004

	Common Stock		Retained	Total Stockholders’ Equity
	Shares	Amount	Deficit	(Deficit)
Issuance of common stock to parent at inception, February 2002	12,000,000	$—	$—	$—
Sale of common stock during 2002, net of offering costs of $3,629	254,250	301,471	—	301,471
Net loss	—	—	(151,577)	(151,577)
BALANCES, December 31, 2002	12,254,250	301,471	(151,577)	149,894
Net loss	—	—	(218,037)	(218,037)
BALANCES, December 31, 2003	12,254,250	301,471	(369,614)	(68,143)
Net loss	—	—	(825,711)	(825,711)
BALANCES, December 31, 2004	12,254,250	$301,471	$(1,195,325)	$(893,854)

The accompanying notes are an integral part of these financial statements.

OSMOTICS PHARMA, INC.

(A development stage enterprise)

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003 AND

THE PERIOD FROM FEBRUARY 20, 2002 (INCEPTION)

THROUGH DECEMBER 31, 2004

	2004	2003	Cumulative From Inception (February 20, 2002)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(825,711)	$(218,037)	$(1,195,325)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of licensed technology costs	14,325	—	14,325
Imputed interest expense	18,222	—	18,222
Increase in prepaid expense and deposit	(16,625)	—	(16,625)
Increase in accounts payable and accrued liabilities	98,687		98,687
Net cash used in operating activities	(711,102)	(218,037)	(1,080,716)
CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from Parent	709,298	1,676,466	2,537,369
Advances to Parent	—	(1,456,453)	(1,757,924)
Net proceeds from the sale of common stock	—	—	301,471
Net cash provided by financing activities	709,298	220,013	1,080,916
Net (decrease) increase in cash	(1,804)	1,976	200
Cash and cash equivalents at the beginning of period	2,004	28	—
Cash and cash equivalents at the end of period	$200	$2,004	$200
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Acquisition of licensed technology in exchange for long-term obligation (Note 5)	$269,548	$—	$—

OSMOTICS PHARMA, INC.

(A development stage enterprise)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

1.                                      Business and overview:

Osmotics Pharma, Inc. (“OPI” or the “Company”) is an emerging specialty pharmaceutical company focused on prescription products for dermatology, infectious diseases and oncology. The Company is a 98% owned subsidiary of Osmotics Corporation (“Osmotics”), a privately held company that sells cosmeceutical products through prestige retailers.

Since its inception in February 2002, the Company’s principal activities to date involve raising capital, identifying and licensing technology, researching applications for the licensed technology, and testing the licensed technology. For accounting purposes, the Company is classified as a development stage company in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises”.

In 2005, the Company began implementing a business plan that will facilitate the Company’s ability to raise capital and execute its operational goals. This plan, as described below, included:

a.               In January 2005, Osmotics and OnSource Corporation (“OnSource”), a publicly traded supplier of pull tabs and supplies to the gaming industry in Alaska, entered into a letter of intent (the “LOI”) to merge the Company into OnSource (the “Merger”). Under terms of the LOI, OnSource will acquire 100% of the outstanding common stock of the Company in exchange for OnSource issuing to the Company’s shareholders approximately 16.2 million shares of OnSource common stock, preferred stock, common stock purchase warrants and stock options. Upon closing of the Merger, the Company will become a wholly owned subsidiary of OnSource. The transaction is expected to be accounted for as a reverse acquisition of OnSource by the Company since the Company’s shareholders will own approximately 94% of the post-acquisition common stock (on a fully diluted basis) of the consolidated entity immediately after completion of the transaction; and

b.              In January 2005, the Company and Osmotics entered into a technology transfer agreement (the “Technology Transfer Agreement”) whereby Osmotics agreed to use its best efforts to assign certain rights held by Osmotics under two exclusive license agreements to the Company. Additionally, the Company and Osmotics concurrently entered into a sub license agreement whereby Osmotics sub licensed the rights covered by the Technology Transfer Agreement to the Company until such time as Osmotics can execute the necessary assignments. In consideration for the Technology Transfer Agreement, the Company issued to Osmotics a non-secured, non-interest bearing, promissory note with a face amount of $1,200,000 (the “Promissory Note”). The Promissory Note is payable in monthly installments of $120,000 to $150,000 per month with such amount being determined by the Company’s management. Additionally, the Company issued 1,000,000 shares of Series A Preferred Stock with a stated value of $4.00 per share. Since the Technology Transfer Agreement was a transaction between entities under common control, the Company will record the licensed technology at $0 which is Osmotics’ historical carrying value of the technology.

2.                                      Basis of presentation and significant accounting policies:

Going concern and management’s plans:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Since its inception in February 2002, the Company has not generated revenue and has incurred net losses. Accordingly, the Company has not generated cash flow from operations and subsequent to utilizing the proceeds raised from selling stock to outside shareholders (the “Outside Shareholders”), has relied upon advances from Osmotics to fund its operations. As of December 31, 2004, the Company had net borrowings of $779,445 from Osmotics and a stockholders’ deficit of $(893,854). Osmotics is under no formal obligation to fund the future activities of the Company. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

As described above, in 2005, the Company entered into the LOI with OnSource. Under the terms of the LOI, OnSource agreed to sell up to $2.0 million of convertible debentures (the “Debentures”). However, the proceeds from the Debentures will not be sufficient to fund the combined operations of the Company and OnSource through 2005. The Company plans on using the proceeds to satisfy its obligation under the Promissory Note along with funding the payment of license fees, corporate overhead, investor relations, accounts payable and transaction costs associated with the Merger. While the Company plans to raise additional capital through the sale of common stock or preferred stock, there is no assurance that they will be successful in these efforts. The Company has no other plans to address its financial condition other than the sale of common or preferred stock.

Subsequent to yearend, OnSource loaned the Company $350,000 under a master credit agreement dated January 13, 2005 (the “Credit Agreement”). The Credit Agreement provides for OnSource to loan the Company up to $1.0 million under secured promissory notes (“Secured Notes”). The Secured Notes bear interest at 8% per annum with principal and interest due and payable on or before December 31, 2005. The Secured Notes are secured by Osmotics’ interest in the Company’s common stock as well as a general security interest in all of the tangible and intangible assets of the Company.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Use of estimates and assumptions:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results may differ from these estimates.

The Company is a consolidated subsidiary of Osmotics. Many operating expenses of the Company were incurred and paid by Osmotics. In accordance with Staff Accounting Bulletin 55, these financial statements reflect all of the costs associated with the operations of the Company. While certain costs incurred by Osmotics are directly attributable to the Company, other costs were shared between the two organizations. In situations where the costs were shared, expense has been allocated between Osmotics and the Company. Set forth below are the categories of shared expenses that management allocated along with the methodologies used by management in preparing the allocations. Management believes that the methodologies used are reasonable.

Expense Category	Allocation Methodology
Salaries, taxes and benefits	Estimated time spent on OPI activities
Rent and occupancy	Number of employees and space used
UC Agreement (Note 8)	50% of the related costs
Other general and administrative	Fixed charge per month or percentage of salary allocation

Cash and cash equivalents:

The Company considers all cash and investments with an original maturity of three months or less to be cash equivalents.

Impairment of long-lived assets and identifiable intangibles:

SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” established that companies evaluate their long-lived assets for impairment when events or changes in circumstances indicate, in management’s judgment, that the carrying value of such assets may not be recoverable. Recoverability of assets is measured by comparing the carrying value of an asset to the future undiscounted cash flows expected to be generated by the asset. If the future undiscounted cash flows are less than the carrying value of the asset, an impairment exists. The impairment to be recognized is determined as the amount by which the carrying value of an asset exceeds the fair market value.

As of December 31, 2004, the Company had one long-lived asset, Licensed Technology Costs (see Note 5). Based on management’s projection of anticipated undiscounted cash flows, the asset is not impaired.

Income taxes:

The Company accounts for income taxes under the provisions of SFAS No. 109, “Accounting for Income Taxes”, which requires recognition of deferred tax assets and liabilities for the expected future income tax consequences of transactions that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Gross deferred tax assets then may be reduced by a valuation allowance for amounts that do not satisfy the realization criteria of SFAS No. 109.

Stock-based compensation:

SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), requires that all stock-based compensation, including employee stock options, be recorded at fair value on the date of grant using the Black-Scholes valuation model. Compensation costs are recognized ratably over the vesting period. As an alternative, SFAS 123 allows companies to account for employee stock options under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”). Under APB 25, compensation expense is generally not recorded if the exercise price of stock options is not less than fair market value on the date of grant. As of December 31, 2004, the Company had no stock options or warrants outstanding.

Comprehensive income:

SFAS No. 130, “Reporting Comprehensive Income”, established standards for reporting and display of comprehensive income, its components, and accumulated balances. For the years ended December 31, 2004 and 2003, there were no differences between reported net loss and comprehensive loss.

Segment information:

The Company currently operates in one business segment as determined in accordance with SFAS No. 131, “Disclosure about Segments of an Enterprise and Related Information”. The determination of reportable segments is based on the way management organizes financial information for making operating decisions and assessing performance. All of the Company’s operations are located in the United States of America.

Fair value of financial instruments:

The fair value of cash and cash equivalents and accounts payable approximate their carrying amount due to the short maturities of these instruments. The fair value of the advances from parent is not practicable to estimate due to the related party nature of the underlying transactions.

Anticipated revenue recognition:

While the Company has not recognized revenue to date, it anticipates generating revenue from product sales and licensing agreements.

Product sales—The Company will recognize revenue from product sales when the goods are shipped and title passes to the customer.

License Agreements—For up-front payments received under licensing agreements, the Company will defer and recognize revenue as earned over the life of the related agreement. Milestone payments received will be recognized as revenue upon achievement of contract specified events and when there are no remaining performance obligations. Royalties will be recognized in the periods they are earned under terms of the related agreement.

Recent accounting pronouncements:

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R “Share-Based Payment” (“SFAS No. 123R”), which addresses the accounting for share-based payment transactions. SFAS No. 123R eliminates the ability to account for share-based compensation transactions using APB 25, and generally requires instead that such transactions be accounted and recognized in the statement of operations based on their fair value. SFAS No. 123R will be effective for public companies that file as small business issuers as of the first interim or annual reporting period that begins after December 15, 2005. SFAS No. 123R offers the Company alternative methods of adopting this standard. The Company has not yet determined which alternative method it will use and the resulting impact on its financial position or results of operations.

In December 2003, the FASB issued SFAS Interpretation 46R (“FIN 46R”), a revision to SFAS Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities”. FIN 46R clarifies some of the provisions of FIN 46 and exempts certain entities from its requirements. FIN 46R was effective at the end of the first interim period ending after March 25, 2004. The adoption of FIN 46 and FIN 46R did not have a material impact on the Company’s financial statements.

3.                                      Advances from Parent:

As described above, Osmotics has incurred costs on behalf of the Company. The Company has classified these costs as Advances from Parent on the accompanying balance sheet. The advances bear no terms regarding repayment, interest or security and are classified as a current liability. Additionally, Osmotics is under no obligation to make future advances. For the years ended December 31, 2004 and 2003, Osmotics advanced the Company $709,298 and $1,676,466, respectively. From time to time during 2003, Osmotics utilized the Company’s cash account to disburse funds on its own behalf. Accordingly, Osmotics would fund the Company’s bank account and subsequently write checks on that account to pay for Osmotics’ expenses. As a result, $1,456,453 of cash was funded and subsequently disbursed by and on behalf of Osmotics during the year ended December 31, 2003. The practice has since been discontinued. The Company has reflected these disbursements in its statements of operations only to the extent they benefited the Company and are included in the allocations of expenses. The related intercompany receivable and payable from these transactions netted to approximately $2,000. As described further in Note 1, subsequent to yearend, the Company issued to Osmotics the Promissory Note. Among other things, the Promissory Note is for repayment of the Advances from Parent.

As of December 31, 2004, the components of the Advances from Parent were as follows:

Salary and related	$369,206
Licensing fees	143,328
Travel and entertainment	90,598
Clinical testing	54,917
Legal	40,132
Investor relations	28,568
Other general and administrative	52,696
$779,445

A summary of advance activity for the years ended December 31, 2004 and 2003 and for the period from February 20, 2002 (inception) through December 31, 2004 is as follows:

			Cumulative
			from
			inception
	Year Ended December 31,		(February 20,
	2004	2003	2002)
Beginning balance	$70,147	$(149,866)	$—
Expenses charged to the Company by Osmotics	694,477	218,037	1,064,091
Amounts paid on behalf of Osmotics by the Company	—	(1,456,453)	(1,456,453)
Amounts advanced to Osmotics by the Company	—	—	(301,471)
Net cash received from Osmotics	14,821	1,458,429	1,473,278
Ending balance	$779,445	$70,147	$779,445

For the years ended December 31, 2004 and 2003, the average advance (receivable) balances were $417,712 and $(38,778) respectively.

4.                                      Accounts payable and accrued liabilities:

As of December 31, 2004, accounts payable and accrued liabilities consisted of the following components:

Legal fees	$39,739
Clinical testing	46,683
Other	12,265
$98,687

5.                                      Licensed technology costs:

Under the terms of the BYU License (see Note 8), the Company is obligated to reimburse BYU for all fees and costs relating to the filing, prosecution, perfection and maintenance of the underlying patent rights that had accrued through the date of the BYU License (the “Accrued BYU Costs”). Payment is due within 60 days from the Company receiving proceeds under a sublicense agreement but in no event later than May 1, 2006. The Accrued BYU Costs totaled $269,548. The Company has reflected this obligation on the accompanying balance sheet as a long-term liability called Licensed Technology Obligation and recorded a corresponding long-term asset called Licensed Technology Costs.

As the Accrued BYU Costs represent an obligation payable in a period greater than one year, and does not bear interest, the Company has discounted the obligation to its net present value. Management determined a discount rate of 12% to be a reasonable cost of capital for the Company. As a result, the Company recorded the obligation at $214,882 on the accompanying balance sheet. The Licensed Technology Costs are being amortized over the estimated useful life of ten years. The accompanying statements of operations reflect amortization expense of $14,325, which is included in Licensing Fees, and imputed interest expense of $18,222, related to this agreement.

6.                                      Stockholders’ equity:

Preferred stock:

The Company’s articles of incorporation authorizes the Board of Directors to issue up to 20.0 million shares of Preferred Stock and allows the Board to determine preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications, and other terms and conditions. As of December 31, 2004, the Company did not have any Preferred Stock issued or outstanding.

As described in Note 1 above, subsequent to yearend, the Board of Directors authorized the issuance of 1.0 million shares of Series A Preferred Stock (the “Preferred Stock”) to Osmotics in connection with executing the Technology Transfer Agreement. The Preferred Stock has a stated value of $4.00 per share and accrues dividends at a rate of 6% per annum. The Preferred Stock is convertible into 1.0 million shares of the Company’s common stock at the option of the holder subject to certain conditions. The dividends are payable on each one year anniversary date from the date of issuance, however, the first dividend payment is to be prepaid on May 1, 2005 (the “First Dividend”). The First Dividend is payable in cash while all subsequent dividends are payable in either cash or stock at the Company’s option. The proceeds from the Debentures will likely not be sufficient to allow the Company to make the First Dividend payment in a timely manner.

Common stock:

The Company’s articles of incorporation authorize the Company to issue up to 50.0 million shares of no par common stock. Upon incorporating the Company in February 2002, the Company issued to Osmotics 12.0 million shares of common stock. From March 2002 through July 2002, the Company sold 254,250 shares of common stock to the Outside Shareholders netting $301,471.

Stock options:

The Company’s by laws allow for the Board of Directors to issue stock options, warrants and other rights to purchase shares of the Company’s common stock. As of December 31, 2004, the Company had no options, warrants or other rights to purchase common stock outstanding.

Subsequent to year end, the Company’s Board of Directors granted stock options to acquire approximately 2.7 million shares of the Company’s common stock to employees and directors of the Company as well as certain employees of Osmotics. Such options have an exercise price of $1.00 per share and are vested 100% upon grant.

7.                                      Income taxes:

As a consolidated subsidiary of Osmotics, the Company did not file separate income tax returns. Rather, its results were included in the consolidated Osmotics’ returns. The consolidated returns of Osmotics did not report taxable income in any of the years since the Company’s inception. Had the Company not been eligible to be included in consolidated income tax returns, management estimates that it would have an accumulated net operating loss of approximately $1.2 million as a stand-alone entity. It would not have had any significant differences in accounting methods used for income tax purposes compared to financial reporting purposes.

Under the provisions of SFAS 109, the Company is required to recognize deferred tax assets and liabilities for the expected future income tax consequences of transactions that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted rates in effect for the year in which the differences are expected to reverse. As noted above, there were no material differences in accounting between financial statement and tax bases. When circumstances warrant, management must assess the likelihood that net deferred tax assets, should they exist, will more likely than not be recovered from future projected taxable income. Management judgment is used in forecasting future taxable income.

SFAS 109 provides for the weighing of positive and negative evidence in determining whether it is more likely than not that a deferred tax asset is recoverable. Relevant accounting guidance suggests that a recent history of cumulative losses constitutes significant negative evidence, and that future expectations about taxable income are overshadowed by such recent losses. Accordingly, the expectations of future taxable income would generally be limited to no more than two or three years for generating sufficient income to recover deferred tax assets. Had the Company not been included in previous consolidated tax returns, it would have established a valuation allowance of approximately $418,000, representing 100% of the potential tax benefit of the NOL. Accordingly, its financial statements would not have reflected a deferred tax asset or income tax benefit.

8.                                      Commitments, contingencies and related party transactions:

License and technology agreements:

The Company is a co-licensee under an exclusive license agreement with Brigham Young University (the “BYU License”). The BYU License requires an annual maintenance fee of $50,000 until commercial sales of the licensed technology commences, quarterly research and development support fees of $22,500, and earned royalty payments equal to 5% of adjusted gross sales (as defined in the agreement) on any product using the licensed technology. The earned royalty is subject to an annual minimum royalty for which payment shall commence during the first full calendar year following any governmental regulatory approval for a pharmaceutical use of the licensed technology. The minimum annual royalty in Year 1 is $100,000, in Year 2 $200,000 and in Year 3 and thereafter, $300,000. The Company is also obligated to reimburse BYU for any legal costs associated with patent protection and expansion. For the year ended December 31, 2004, the Company was charged $28,286 for such legal expenses which are reflected as general and administrative expense in the accompanying statements of operations. Finally, the Company is obligated to submit an Investigational New Drug Application (“IND”) to the U.S. Food and Drug Administration no later than May 1, 2006. Management estimates that the cost associated with filing an IND will be approximately $1,000,000. The term of the BYU license is for the life of the underlying patents which expire in 2022. The Company has not filed for regulatory approval to utilize the technology licensed under the BYU Agreement.

As described further in Note 1 above, the Company entered into a Technology Transfer Agreement with Osmotics. Under the Technology Transfer Agreement, Osmotics is obligated to utilize its best efforts to assign certain rights under its exclusive license agreement with the Regents of the University of California (the “UC Agreement”) to the Company. When the assignment is completed, if ever, the Company will likely be obligated to pay an annual maintenance fee and earned royalties with a minimum royalty provision. The UC Agreement currently requires an earned royalty of 5% of net sales as defined in the agreement. The earned royalty is subject to an annual minimum royalty of $50,000. In addition the UC Agreement requires reimbursement for legal costs associated with patent protection and expansion. For the years ended December 31, 2004 and 2003, the Company was allocated $5,531 and $2,879, respectively, for legal costs which are recorded as general and administrative expenses in the accompanying statements of operations.

Until such time that Osmotics can obtain the third party consents necessary to assign its rights under the UC Agreement to the Company, the Company and Osmotics entered into a sublicense agreement whereby Osmotics has granted these rights to the Company. Under the sublicense agreement, the Company is obligated to reimburse Osmotics for one half of the royalties and legal fees incurred by Osmotics under the UC Agreement. The sublicense agreement shall expire at the earlier of the Company receiving the assignment or the expiration of the patents underlying the UC Agreement (2014).

Shared services agreement:

Given the early stage of the Company’s business, management has determined that it is more practical for the Company to utilize existing Osmotics’ resources rather than procure them on its own. Accordingly, subsequent to yearend, the Company and Osmotics entered into a shared services agreement (the “Shares Services Agreement”) whereby Osmotics will provide office space and other back office support for accounting, human resources, payroll, systems, telecom and information technology. The charge for such services is $5,000 per month. This charge approximates what was allocated to the Company for the year ended December 31, 2004. The Shared Services Agreement expires on December 31, 2005. Additionally, the Shared Services

Agreement contemplates that, from time to time, Osmotics may ask officers of the Company to assist them with certain projects. In the event that officers of the Company spend any time on the business of Osmotics, the Company shall charge Osmotics for the cost of these services which shall be offset against the monthly charge described above.

Litigation:

From time to time, the Company may become party to litigation and other claims in the ordinary course of business. To the extent that such claims and litigation arise, management would provide for them if upon the advice of counsel, losses are determined to be both probable and estimable. The Company is currently not party to any litigation.

CERAGENIX PHARMACEUTICALS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL INFORMATION

(UNAUDITED)

CERAGENIX PHARMACEUTICALS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information is presented to give effect to the merger of Ceragenix Pharmaceuticals, Inc. (the “Company”) (f/k/a OnSource Corporation) and Ceragenix Corporation (“Ceragenix”)(f/k/a Osmotics Pharma, Inc.) on May 10, 2005 (the “Merger”) and the disposition of Global Alaska Industries, Inc.,effective September 30, 2005 (the “Disposition”). The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2005 and for the year ended December 31, 2004, are based on the individual statements of operations of the Company (previously filed on Form 10-QSB) and Ceragenix whose statements appear elsewhere in this filing.  No unaudited pro forma condensed consolidated balance sheet has been presented as the Company’s most recent balance sheet (as of September 30, 2005) reflects the merger transaction.

On May 10, 2005, Ceragenix merged with and into the Company. In connection with the Merger, the Company exchanged 11,427,961 shares of its common stock and two year warrants to acquire 1,079,472 shares of the Company’s common stock at an exercise price of $2.18 per share for all of the outstanding common shares of Ceragenix. Additionally, the Company issued 1,000,000 shares of non redeemable, 6%, Series A Preferred Stock with a stated value of $4,000,000 and stock options to acquire 2,714,750 shares of the Company’s common stock at an exercise price of $1.00 in exchange for identical shares of preferred stock and stock options in Ceragenix. Furthermore, the Company assumed the remaining balance under a $1,200,000 promissory note payable by Ceragnix to its parent company, Osmotics Corporation.

The issuance of the common stock resulted in the Ceragenix shareholders owning approximately 92% of the voting securities of the Company immediately after the Merger. Additionally, the officers of Ceragenix have become the officers of the Company. As a result of this change in control, the Merger was accounted for as a reverse acquisition. For accounting purposes, the acquisition has been treated as an acquisition of OnSource Corporation by Ceragenix (the accounting acquirer) and a recapitalization of Ceragenix. Further, the Company changed its fiscal yearend from June 30 to December 31 to conform with Ceragenix’s yearend.

The pro forma financial information is provided for comparative purposes only and does not purport to be indicative of the results that actually would have been obtained if the Merger set forth above had been effected on the dates indicated or of the results that may be obtained in the future.

The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2005 assume the Merger and Disposition had been consummated on January 1, 2005, and the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2004 assume the Merger had been consummated on January 1, 2004.

CERAGENIX PHARMACEUTICALS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2005

(unaudited)

		Pro Forma Adjustments
	As reported	Debit		Credit		Pro Forma

Revenue	$—	$—		$—		$—
Operating expenses	1,401,620	122,250	G	—		1,523,870
Loss from operations	(1,401,620)	122,250		—		(1,523,870)
Other expense	1,628,342	12,000	B	—		2,334,722
		475,904	C
		174,751	D
		43,725	F
Loss before discontinued operations	(3,029,962)	828,630		—		(3,858,592)

Discontinued operations	(7,697,089)	—		7,697,089	E	—

Net loss	(10,727,051)	828,630		7,697,089		(3,858,592)
Preferred stock dividends	(165,161)	14,839	A			(180,000)

Loss attributable to common shareholders	$(10,892,212)	$843,469		$7,697,089		$(4,038,592)

Weighted average shares outstanding – basic and diluted	11,929,827			487,107	H	12,416,934

Loss per common share – basic and diluted	$(0.91)					$(0.33)

CERAGENIX PHARMACEUTICALS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2004

(unaudited)

		Pro Forma Adjustments
	As Reported	Debit		Credit		Pro Forma

Revenue	$—	$—		$—		$—
Operating expenses	807,489	314,197	G	—		1,121,686
Loss from operations	(807,489)	314,197		—		(1,121,686)
Other expense	18,222	120,000	B	—		3,078,433
		2,208,500	C
		599,201	D
		132,510	F
Net loss	(825,711)	3,374,408		—		(4,200,119)
Preferred stock dividends	—	240,000	A	—		(240,000)
Loss attributable to common shareholders	$(825,711)	$3,614,408		$—		$(4,440,119)

Loss per common share – basic and diluted	n/a					$(0.36)

Weighted average shares outstanding – basic and diluted	n/a			12,398,619	I	12,398,619

CERAGENIX PHARMACEUTICALS, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated financial information is based on the following adjustments and related assumptions. The actual purchase accounting adjustments were made based on the account balances on the effective date of the Merger and therefore, will differ from those reflected in the unaudited pro forma information. Management believes that the actual adjustments, in the aggregate, are not materially different from those herein.

On May 10, 2005, Ceragenix merged with and into the Company. In connection with the Merger, the Company exchanged 11,427,961 shares of its common stock and two year warrants to acquire 1,079,472 shares of the Company’s common stock at an exercise price of $2.18 per share for all of the outstanding common shares of Ceragenix. Additionally, the Company issued 1,000,000 shares of non redeemable, 6%, Series A Preferred Stock with a stated value of $4,000,000 and stock options to acquire 2,714,750 shares of the Company’s common stock at an exercise price of $1.00 in exchange for identical shares of preferred stock and stock options in Ceragenix. Furthermore, the Company assumed the remaining balance under a $1,200,000 promissory note payable by Ceragnix to its parent company, Osmotics Corporation.

In connection with the Merger, the Company sold $2,208,500 of convertible debentures (the “Debentures”). The Debentures are convertible into 2,208,500 shares of the Company’s common stock. Additionally, purchasers of the Debentures received 1,104,250 warrants to acquire the Company’s common stock at $2.00 per share and 1,104,250 warrants to acquire the Company’s common stock at $4.00 per share (collectively the “Debenture Warrants”). The Debentures are due December 31, 2005 and bear interest at an annual rate of 6%.  Additionally, In September 2005, we entered into a definitive agreement to sell our ownership in Global Alaska Industries and Alaska Bingo Supply to Trans Alaska Holdings, Inc. (“Trans Alaska”), an unaffiliated third party (controlled by two of our shareholders who own less than 5% of the Company’s common stock). As a result of the agreement, Trans Alaska will acquire all of the assets and assume all of the liabilities of Alaska Bingo Supply. As of September  30, 2005, the liabilities of Alaska Bingo Supply exceeded its assets by approximately $1.5 million.  The effective date of the agreement is September 30, 2005 and Trans Alaska assumed operating responsibility as of that date.

PRO FORMA ADJUSTMENTS

A.           To record accrued dividends on the Series A Preferred Stock for the entire period presented.

B.             To amortize the debt discount associated with the Company’s $1.2 million note payable to Osmotics. The discount recorded by the Company on this non interest bearing debt was $120,000. The note requires minimum monthly payments of $120,000 per month. The Company has assumed straight line amortization of the discount over ten months ($12,000 per month). Included in the Company’s actual results of operations for the nine months ended September 30, 2005 is $96,000 of discount amortization.

C.             To amortize the debt discount associated with the Debentures.  The Company recorded a discount of $2,208,500 upon sale of the Debentures related to the beneficial conversion feature of the debt and the Debenture Warrants.  For purposes of this pro forma presentation, the debt discount is being amortized using the straight line method over twelve months.  The Debentures are payable, if not previously converted, on December 31, 2005.  Included in the Company’s actual results of operations for the nine months ended September 30, 2005 is $1,180,471 of debt discount amortization.

D.            To amortize the debt offering costs associated with the sale of the Debentures. The Company recorded $599,201 of offering costs related to the sale of the Debentures. For purposes of this pro forma presentation, the debt offering costs are being amortized using the straight line method over twelve months. Included in the Company’s actual results of operations for the nine months ended September 30, 2005 is $274,650 of debt offering cost amortization.

E.              To eliminate the operating results of the Company’s discontinued operations.

F.              To record interest expense on the Debentures for the entire period presented. Included in the Company’s actual results for the nine months ended September 30, 2005 is $55,658 of interest expense related to the Debentures.

G.             To reflect the increase in salaries for certain officers that occurred subsequent to closing of the Merger.

H.            To record the issuance of 970,658 shares of common stock to the OnSource shareholders. The related weighted average of these shares in the Company’s actual results of operations for the nine months ended September 30, 2005 was 483,551 shares. No other dilutive securities such as preferred stock, stock options and warrants were included in the fully diluted shares as the impact is antidilutive.

I.                 To record all outstanding common shares immediately after the Merger. No other dilutive securities such as preferred stock, stock options and warrants were included in the fully diluted shares as the impact is antidilutive.

Global Alaska Industries, Inc.

	As of December	As of September
Unaudited Balance Sheets Data	31, 2004	30, 2005
	(unaudited)	(unaudited)
Current assets	$562,921	$546,149
Property and equipment, net	71,452	81,025
Total assets	634,373	627,174

Current liabilities	781,697	763,551
Long term debt	1,443,395	1,316,821
Shareholder’s deficit	(1,590,719)	(1,453,198)

	Year Ended	9 Months Ended	9 Months Ended
	December	September	September
Unaudited Statements of Operations Data	31, 2004	30, 2005	30, 2004
	(unaudited)	(unaudited)	(unaudited)
Revenue	$2,130,785	$1,732,445	$1,534,859
Operating expenses	2,101,214	1,810,512	1,475,478
Operating income (loss)	29,571	(78,067)	59,381
Other income, net	87,197	65,050	63,951
Net Income (loss)	116,768	(13,017)	123,332

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into effective as of the                day of September, 2005 (the “Closing Date”), by and between TRANS ALASKA HOLDINGS, INC., an Alaska corporation, (“Buyer”), and CERAGENIX PHARMACEUTICALS, INC., a Delaware corporation, (“Seller”).

WHEREAS, Seller owns all of the issued and outstanding shares of the Common Stock (the “Common Stock” or “Shares”) of Global Alaska Industries, Inc., an Alaska corporation (the “Company” or “GAI”).

NOW, THEREFORE, in consideration of the premises, the mutual benefits to be derived from this Agreement and the representations, warranties, and covenants contained hereinafter, Buyer and Sellers hereby agree as follows:

1.                                       Purchase and Sale of Shares.  Subject to the terms and conditions herein stated, Seller shall sell, assign, transfer and deliver to Buyer on the Closing Date, and Buyer shall purchase and acquire from Seller on the Closing Date, all 1,000 shares of the Company that will be owned by Seller as of the Closing Date (giving effect to the transactions described in Section 3(a) of this Agreement), representing 100% of the issued and outstanding shares of the Common Stock of the Company (the “Shares”).  The purchase price to be paid by Buyer to Seller on the Closing Date for the Shares is the sum of $100, which sum is acknowledged as having been paid by Buyer to Seller.

2.                                       Closing and Effective Date.   The closing of the sale and purchase of the Shares shall occur on the first business day following the twentieth (20th) day after the mailing by Seller to its shareholders a Definitive Information Statement conforming to the requirements of Schedule 14C and Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) relating to the transactions provided for in this Agreement (the “Closing Date”). Notwithstanding the actual Closing Date, the Seller and Buyer mutually agree that the effective date of the sale and purchase of the Shares, for all tax and accounting purposes,  shall be September 30, 2005 (the “Effective Date”).

3.                                       Additional Agreements.  Seller and Buyer further agree as follows:

(a)                                  Buyer and Seller agree that as of the date of this Agreement, Alaska Bingo Supply, Inc., an Alaska corporation (“ABSI”) a wholly-owned subsidiary of the Company, is indebted to the Seller in the aggregate amount of $528,548.51, together with accrued interest from July 31, 2005 (the “ABSI Receivable”).  Concurrently with the execution of this Agreement, and for and in consideration of the issuance to Seller of an additional 900 Shares of Common Stock of GAI, Seller shall sell and GAI shall purchase from Seller all of Seller’s right, title and interest in and to the ABSI Receivable.

(b)                                 Buyer acknowledges, represents and warrants that all liability and accounts payable of the Company or its affiliates to Gunpark Management, LLC, Clifford C. Thygesen or Frank L. Jennings, or their respective affiliates,  have been assigned to and assumed by ABSI (hereinafter collectively the “Gunpark Liabilities”).  Buyer, for itself, its affiliates, successors and assigns, hereby agrees that ABSI assumes and agrees to pay or otherwise satisfy the Gunpark Liabilities and is and shall be solely and exclusively liable therefore and agrees to indemnify, defend and hold harmless the Seller from any further liability with respect thereto.

(c)                                  Without in any way limiting the provisions of paragraph 2(b) above, Buyer for itself, the Company, its affiliates, successors and assigns, hereby agrees that ABSI shall be deemed to

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have assumed and agreed to pay any and all obligations, liabilities, debts, taxes, assessments or claims which may now exist or which in the future may arise, by virtue of the operations and activities of ABSI, its agents, representatives and employees, arising from any fact, transaction or occurrence whatsoever.  Without in any way limiting the generality of the foregoing, Alaska Bingo Supply, Inc., agrees to indemnify, defend and hold harmless the Seller, its successors and assigns, from and against any liability or obligation whatsoever under that certain non-recourse Promissory Note of Alaksa Bingo Supply, Inc., in favor of Mark Griffin with a remaining principal balance of approximately $1,500,000.00.

(d)                                 Notwithstanding the Closing Date, Seller and Buyer agree that commencing on the Effective Date, the Buyer shall have the sole and exclusive right to supervise and manage the business operations of ABSI, including the collection of revenues and payment of expenses and accrued liabilities,  and shall have the sole and exclusive financial benefit, if any,  and economic risk, if any, of those operations.  From and after the Effective Date, Seller shall have no interest whatsoever in the business operations of ABSI, and Buyer agrees to indemnify, defend, indemnify and hold harmless the Seller from any liability with respect thereto.

4.                                       Representations and Warranties of Seller.  Seller hereby represents and warrants to Buyer as follows:

(a)                                  The Shares represent 100% of the issued and outstanding shares of the Company.

(b)                                 The execution and the delivery of this Agreement and the consummation of the transactions contemplated hereby by Seller do not conflict with or result in a breach or violation of, or default under (or an event that, with notice or lapse of time, or both, would constitute a default), any of the terms, provisions or conditions of the Articles of Incorporation or By-Laws of the Company, or any material agreement or instrument to which Seller is a party or by which Seller is bound.

(c)                                  This Agreement has been duly authorized by all necessary corporate action on behalf of Seller and has been duly executed and delivered by authorized officers of Seller and is a valid and binding agreement on the part of the Seller that is enforceable against the Seller in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

(d)                                 Seller owns the Shares, both beneficially and of record, subject to no liens, encumbrances or rights of others, and has the right to transfer to Buyer the entire right, title and interest in and to the Shares.  The Shares are validly issued and nonassessable.

(e)                                  Seller is not a party to any voting trust or voting agreement, stockholder’s agreement, pledge agreement, buy-sell agreement, or first refusal agreement relative to the Shares.

(f)                                    Seller makes no and expressly disclaims any and all representation or warranty with respect to the financial condition of the Company or its business operations, assets or the value of the Shares.

5.                                       Representation and Warranties of Buyer.  Buyer hereby represents and warrants to Seller as follows:

(a)                                  Buyer is acquiring the Shares for its own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution of such Shares, nor with any present intention of distributing or selling such Shares, except insofar as such Shares are included in a

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public offering registered pursuant to the Securities Act of 1933 (as amended) or the disposition thereof is exempt from such registration.  Buyer understands that the Shares have not been registered under federal or state securities laws and that such Shares are being offered and sold to Buyer pursuant to a claimed exemption from the registration requirements of such laws.

(b)                                 Buyer has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of its purchase of the Shares and has the ability to bear the economic risk of the purchase of the Shares.  Buyer has had access to such information concerning the Company, which the Company has made available to Buyer, and has had the opportunity to ask questions of, and receive answers from, officials of the Company concerning the business, operations, financial condition, assets, liabilities and other matters pertaining to the Company.

(c)                                  Buyer understands that the Shares being acquired by its hereunder may not be sold, transferred or otherwise disposed of without registration under the Securities Act of 1933 (as amended) or pursuant to an exemption therefrom, in which case, the Company may require that it be furnished with an opinion of counsel for Buyer reasonably satisfactory to the Company that such registration is not required, or Buyer may present to the Company a letter from the Securities and Exchange Commission to the effect that, in the event the Shares are transferred by Buyer without registration, the Commission or the staff thereof will not recommend any action.  Buyer consents that any transfer agent of the Company may be instructed not to transfer any of such stock unless it receives satisfactory evidence of compliance with the foregoing provisions.

6.                                       Agreements of Buyer.

(a)                                  Buyer agrees with Seller that in entering into this transaction with Seller and buying the Shares from Seller, Buyer is not relying upon any statement by Seller about the Company or its stock or the value thereof, nor is Buyer relying upon Seller as a source of information pertaining to the Company or its stock or the value thereof.

(b)                                 Buyer accepts the Shares and control of the Company “as is” and “where is” and acknowledges that Seller makes no and expressly disclaims any and all representations or warranties regarding the Shares, the Company or its financial condition, assets or business operations.

(c)                                  Buyer acknowledges that it has had an opportunity to conduct its own investigations and due diligence into the Company, its operations, financial condition and has obtained all the information that it has desired in determining to purchase the Shares and control of the Company hereunder.

(d)                                 All agreements, covenants, representations and warranties of Buyer herein shall be binding upon Buyer.

7.                                       Agreements of Seller.  Seller agrees with Buyer that in entering into this transaction with Buyer and selling the Shares to Buyer, Seller is not relying upon any statement by Buyer about the Company or its stock or the value thereof, nor is Seller relying upon Buyer as a source of information pertaining to the Company or its stock or the value thereof.

8.                                       Payment of Expenses.  Each party will be liable for its own costs and expenses incurred in connection with the negotiation, preparation, execution or performance of this Agreement, including without limitation, any legal, accounting, and other professional fees and expenses.

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9.                                       Attorney’s Fees for Claims.  In the event that a claim is brought by one party hereto against the other party hereto for breach of any provision hereof or otherwise arising out of the transaction to which this Agreement relates, the prevailing party shall be entitled to payment or reimbursement of the expenses incurred by it in connection with the litigation or the portion thereof as to which it prevails, including but not limited to, attorneys’ fees and costs.

10.                                 Waiver.  Any of the terms or conditions of this Agreement may be waived at any time and from time to time in writing by the party entitled to the benefits thereof without affecting any other terms or conditions of this Agreement.  The waiver by any party hereto of any condition or breach of any provision of this Agreement shall not operate as a waiver of any other condition or other or subsequent breach.

11.                                 Amendment.  This Agreement may be amended or modified only by a written instrument executed by the parties hereto.

12.                                 Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings, oral or written, relating to the subject matter hereof.  No representation, promise, inducement or statement of intention has been made by either party which is not embodied in this Agreement and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

13.                                 Survival of Representations, Warranties and Agreements.  All representations and warranties contained in this Agreement shall survive the consummation of the transaction contemplated hereby for a period of two years immediately following the Closing Date.  All agreements and covenants contained in this Agreement not fully performed as of the Closing Date shall survive the Closing Date and continue thereafter until fully performed or until the time for further performance has expired.

14.                                 Severability.  In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

15.                                 Third Party Beneficiaries.  Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

16.                                 Fax/Counterparts.  This Agreement may be executed by telex, telecopy or other facsimile transmission, and may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one agreement.

17.                                 Litigation.  Any litigation commenced which is based in whole or in part upon claims under or in connection with this Agreement or the transaction contemplated hereby shall be brought in a court of competent jurisdiction (state or federal) in the United States of America.

18.                                 General.  This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado;  may not be transferred or assigned by any party hereto, other than by operation of law, and shall inure to the benefit of and be binding upon Buyer and Seller and their respective successors and assigns; and may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date and year first above written.

TRANS ALASKA HOLDINGS, INC.,	CERAGENIX PHARMACEUTICALS, INC.
an Alaska Corporation	a Delaware Corporation

By:	By:

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